Exhibit 99.1

Board of Governors of the Federal Reserve System

Washington, D.C. 20551

FORM 10-KSB

(Mark One)

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2007

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number: N/A

SUFFOLKFIRST BANK

(Name of small business issuer in its charter)

Virginia	04-3607546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3535 Bridge Road P. O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (757) 934-8200

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $3.20

(Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒    No  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.

Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes  ☐    No  ☒

Issuer’s revenues for the fiscal year ended December 31, 2007: $9,011,727.

Aggregate market value of the issuer’s common stock held by non-affiliates as of March 10, 2008: $15,231,888.

(APPLICABLE ONLY TO CORPORATE REGISTRANTS)

The number of shares outstanding of the issuer’s common stock as of March 8, 2008: 2,276,298 shares.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Proxy Statement for the Bank’s Annual Meeting of Shareholders to be held on May 8, 2008 are incorporated by reference in Part III of this report.

Transitional Small Business Disclosure Format:    Yes  ☐;    No  ☒

SUFFOLKFIRST BANK

2007 ANNUAL REPORT ON FORM 10-KSB

PART I

Item 1.	Description of Business

Market Area

SuffolkFirst Bank (“the Company” or “the Bank”) is headquartered in Suffolk, Virginia and conducts its business operations with a community service approach primarily through its three retail branches in the City of Suffolk. The Bank opened for business on January 27, 2003 with one retail office in the central City of Suffolk, and in February 2004, opened a second full service retail branch also in the central City of Suffolk, and in October 2007 the Bank opened its headquarters and retail branch in North Suffolk.

The Bank is located in and considers its primary market to be the City of Suffolk, Virginia. Its secondary market is the eastern sections of the cities of Portsmouth and Chesapeake and portions of the counties of Southampton and Isle of Wight as well as Gates County, North Carolina. Financial activity and growth in Suffolk have been brisk over the past five years. The Suffolk Department of Economic Development reported the City of Suffolk as one of the fastest growing cities in Virginia. In management’s opinion, this growth will continue into the foreseeable future. The City of Suffolk had a population of 81,071 in 2006, and the Suffolk Department of Economic Development projects the population to grow 122,482 by 2020. As of 2007, there were over 37,871 individuals employed within the city.

Significant accomplishments in 2007

•	Paid a 11 for 10 stock split

•	Assets increased 42%

•	Loans increased 39%

•	Deposits increased 20%

•	Efficiency ratio improved

•	Opened a third retail branch in North Suffolk

•	Implemented Remote Capture business checking product

Business Development

The Bank’s core business development targets small to medium business customers and offers various consumer products. The Bank’s services and products primarily consist of taking deposits and making loans within our trade area which consists of the City of Suffolk, and adjacent cities and counties. We provide a broad selection of commercial and retail banking products, including commercial and residential real estate loans in addition to various consumer loans. We also provide a wide selection of deposit products including various time deposit products, automated clearing house deposits, remote capture and debit card products, 24 hour ATM service and internet banking and bill pay service.

Churches and related accounts

Bank management recognizes the large number of established churches located in our market area and is targeting this segment of our market to provide loans for the purpose of new construction, refinancing and consolidating current debt, and for other purposes including financing purchases of equipment, furniture and fixtures. The Bank does not anticipate any unique risks associated with these lending practices. Bank management also focuses on developing personal banking relationships with these church congregations.

Competition, Challenges and Risk Factors

Dramatic change continues to occur in all areas of our competitive financial market place. SuffolkFirst competes with regional, national and local financial institutions to include mortgage bankers, banks, securities brokers, insurance companies, thrifts and tax exempt credit unions. Management continues to develop and provide new innovative products and services to expand our foot print beyond the City of Suffolk’s boundaries. We believe that our hometown friendly service approach to banking and the focus on innovative competitive products sets us apart from our competition.

In management’s opinion the primary challenges facing our Company that may impact our performance is listed below:

•	Net interest margin compression would impact the Bank’s ability to increase revenues due to the volatility of interest rates.

•	Compression of interest rate spreads between interest income on loans and investments and the interest paid on deposit and borrowed funds.

•	The Bank’s limited ability to predict, with certainty, interest rate changes.

•	Economic conditions may be less favorable than expected, resulting in deterioration in credit quality and/or reduced demand for loans.

•	Borrowers may not be able to repay their loans.

•	Collateral value securing loans may decline.

•	The quality of the Bank’s loan portfolio may decline.

•	Regulatory changes including compliance with Sarbanes-Oxley Act of 2002 may adversely affect the Bank’s earnings as additional personnel might be required to comply with changing regulations.

•	Unfavorable economic conditions and a volatile interest rate environment.

•	Adverse changes may take place in the securities market.

•	Employee turnover.

•	Rigorous competition from other financial service providers.

•	Changes in national and local economic conditions might lead to increased loan charge-off’s that could affect net income.

•

Increased unemployment in our trade area and a decline in real estate values or a sudden change in interest rates could weaken the economy and could reduce earnings and affect the financial condition of the Bank.

•	The success of the Bank may suffer if it fails to attract and retain skilled personnel.

Lending Activities and Credit Risk Management

The Bank’s loan development goal is to maximize earnings through quality loan products that are competitive in rate and term and to help small and medium sized business and consumer borrowers achieve their financial goals and to establish long term, worthwhile banking relationships. SuffolkFirst Bank develops a majority of its lending activities within our trade area, but also as a secondary role of the loan function, we underwrite and partner with other financial institutions within and outside our service area to produce commercial real estate loans which represented 25% of total loans at year end 2007. The loan portfolio is the primary source of profitability and appropriate loan underwriting is essential to the Bank’s near and long term success. Our underwriting is intended to classify acceptable risk-mitigating issues that ensure our credit analysis conform to acceptable lending standards. The primary factors used to underwrite loans are cash flow and debt service coverage; value of the collateral securing the loan; the secondary source of repayment and the equity invested in the transaction by the borrower, and the current local and national economic environment. The lending function involves a certain amount of risk while commercial lending involves a significant risk because repayment usually depends on cash flows generated by principal collateral securing the loans or from other cash flow sources of the business that affect debt service capacity.

Consumer purpose and residential real estate loans

Our consumer loans consist primarily of loans for various consumer purposes, as well as non-real estate secured and unsecured consumer revolving credit. A majority of these loans are secured by liens on various personal assets of the borrower, but they also may be made on an unsecured basis. Real estate loans include consumer loans secured by first or junior liens on real estate. Consumer loans are generally made at fixed interest rates with maturities or amortization schedules which generally do not exceed five years. However, consumer loans secured by real estate are made at fixed interest rates and normally have interest rate adjustment features or are callable in five years with an amortization of 20 to 30 years. The Bank offers a variety of residential real estate loans with loan to value ratios not to exceed 90% of the value of the collateral. As of December 31, 2007, we had $21,324,560 or 20.36% of our outstanding loans, in one to four family residential loans secured by first and junior liens. Included in this total is $7,382,318 of home equity loans to individuals.

Consumer loans generally are secured by personal property and other personal assets of borrowers which often depreciate rapidly or are vulnerable to damage or loss. In cases where damage or depreciation reduces the value of our collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding balance. The resulting deficiency often does not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of our loan collection efforts is highly dependent on the continuing financial stability of our borrowers, so our collection of consumer loans may be more likely to be adversely affected by a borrower’s job loss, illness, personal bankruptcy or other change in personal circumstances than is the case with other types of loans.

SuffolkFirst Bank uses the following universal practices to manage credit risk through:

•	An established credit approval process

•	A careful underwriting and analysis of the borrowers loan request

•	An analysis of market trends and collateral risks

•	Constant monitoring of the portfolio to include market and economic trends

•	An ongoing analysis of the customers loans and other deposit relationships

•	Review periodically the Bank’s lending strategy and overall exposure to economic changes

SuffolkFirst Bank focuses on relationship lending within our trade area, which has historically produced solid credit quality as evidenced by our low charge off history.

While the risk of delinquent loans is inherent in banking, we may experience greater levels of delinquencies than we anticipate, and as a result our earnings and the overall financial condition of the Bank could be affected. We cannot precisely estimate economic conditions and can’t be assured that monitoring procedures and policies will reduce lending risks or that our allowance for loan loss will be adequate. Loan losses may cause insolvency and failure of the Bank and in such an event, shareholders could lose their entire investment. In addition, future provisions for loan losses could have an adverse effect on the profitability of the Bank. A loan loss will reduce the allowance and a reduction to the allowance will be restored by a recovery of the loss, and if not recovered, an increase to our expense provision for loan losses would reduce earnings, which could have an adverse effect on the market value of our stock.

The Board of Directors approves various levels of loan officer lending authority based on our aggregate credit exposure to a borrower and the secured or unsecured status of a proposed loan. A loan within a loan officer’s assigned authority may be approved by that officer and reviewed and ratified by the Loan Committee and the Board of Directors. The Executive Loan Committee consists of three outside directors and the President and CEO. Unsecured loans that exceed $500,000 and secured loans that exceed $700,000 and up to $1,200,000 are approved by the Committee and loans above $1,200,000 and all loans originated and purchased from other financial institutions are approved by the Board upon recommendation of the Executive Loan Committee.

Commercial loans represent the largest category of the Bank’s total loan portfolio of $104,727,915 as of December 31, 2007. Loans for commercial and business purposes at December 31, 2007 represented $78,598,944, or 75% of total loans. The remaining loan portfolio included various loans for working capital, equipment, and loans secured by real estate located beyond or within our immediate market which represented 25% of total loans. Commercial loans of $61,325,033 secured by real estate represented 58.6% of total loans and 78% of commercial business purpose loans. Other non real estate business loans of $17,273,911 represented 16.5% of total loans and 21.9% of all commercial loans. Consumer loans of $23,421,660 secured by primary and secondary liens on residential real estate represented 22.3% of total loans and 27.6% of all loans secured by real estate. Management believes the loan portfolio is adequately diversified; however, total loans of $84,746,693 secured by real estate on December 31, 2007 represented 80.9% of total loans and 482% of total risk based capital of $17,581,000. The analysis by management of the historical performance of this segment of the loan portfolio is considered to be an acceptable concentration of credit and within the scope of our business development strategies.

Unfunded Commitments

In our normal course of business, we may have outstanding commitments for the extension of credit that are not reflected in the financial statements. These commitments represent no more than the normal lending risk that we commit to our borrowers. As of December 31, 2007 we had outstanding commitments to extend credit of $18.4 million and letters of credit of $367 thousand. Management believes these commitments can be funded through normal operations.

Fee income

With the reduction in net interest margins throughout the banking industry, fee income has become an important aspect of our overall profitability. Public perception of increased fees by large, state-wide or national financial institutions has increased the sensitivity of consumers and businesses in our market area, affording us an opportunity to develop new business and consumer relationships.

The Bank established a mortgage loan origination department in 2003. Management will primarily concentrate on improving fee income through marketing mortgage loan products, which will include construction loan fees related to residential, commercial real estate loans and explore other fee income products.

Fee income related to mortgage loan origination declined slightly from $173 thousand in 2006 to $153 thousand in 2007. The decline in mortgage origination fee income was primarily due to a lower volume in closed loans in 2007 versus 2006, and was also affected by the decline in housing construction and the refinance of existing homes within our market.

Financial performance

The financial performance of the Bank is detailed in Part II, Item 6, “Management’s Discussion and Analysis or Plan of Operation”. The Bank ended 2007 with $179.4 million in total assets and $113.7 million in total deposits, compared to $126.4 million in total assets and $94.5 million in deposits at December 31, 2006, representing a 42% growth in assets and 20% growth in deposits. Total gross loans grew from $75.3 million in 2006 to $104.7 million in 2007 representing 39% growth. Based on management’s analysis the Bank had no impaired loans at December 31, 2007.

Lending limit

At December 31, 2007, our legal lending limit for loans to one borrower was $2.49 million. As part of risk management strategy, we maintain internal “house” limits below our legal lending limit. When we receive customer requests in excess of our legal lending limit, we evaluate the credit risk under our normal guidelines, and approved transactions exceeding our lending limit are sold and funded by other banks.

Deposit Activities

In 2007, the Bank introduced remote deposit services designed for business customers to submit electronic deposits and allows the business owner to make deposits 7 days a week. Also, with Remote Deposit Express, business customers eliminate the daily time, risk, and expense of sending an employee offsite to go the Bank or paying for courier pick-up. We also provide a wide selection of deposit products including various time deposit products, automated clearing house deposits, remote capture and debit card products, 24 hour ATM service and internet banking and bill pay service.

Expansion Strategy

The financial services industry is one of the most rapidly changing segments of the American economy. Historical distinctions between various types of financial institutions are eroding rapidly as a result of legislative changes and changing regulatory philosophies. In addition, traditional restrictions on branch banking have given way to multi-state banking and multi-state bank holding companies. Accordingly, banks are subject to aggressive competition from a wide variety of institutions offering an expansive array of financial products and services. Current laws and regulations applicable to banks limit their ability to supplement traditional financial services and products and to diversify into other banking-related ventures in response to increasing competition and changing customer needs.

The Board of Directors of the Bank has approved a proposed reorganization whereby the business of the Bank will be conducted under a holding company structure. The holding company was organized in March of this year under the laws of Virginia to serve as the holding company for the Bank upon shareholder approval.

The laws and regulations applicable to bank holding companies, however, allow them greater flexibility in expanding their markets by increasing the variety of services they and their subsidiaries provide their customers. While the activities of the holding company will be subject to regulations under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), management believes that a bank holding company structure will allow it to successfully pursue a business strategy of expanding into related lines of business that address the needs of our target market. Under the Gramm-Leach-Bliley Act (the “GLB Act”) and subject to compliance with various regulatory criteria, the holding company could elect to become a financial holding company and offer an even greater variety of additional financial-related services to its target market. In addition, the formation of the holding company will enable the company to raise alternative sources of capital that management believes will serve to enhance shareholder value. Thus, the management and the Board of Directors of the Bank believe that the new corporate structure proposed in the reorganization will enhance the Bank’s ability to compete under existing laws and regulations, to respond effectively to changing market conditions, and to better serve the interests of the shareholders.

The Bank and the holding company have entered into an agreement under the terms of which shareholders of the Bank will exchange shares of the Bank’s common stock for shares of the holding company’s common stock. This would result in the Bank becoming a wholly-owned subsidiary of the holding company. Upon consummation of the reorganization, shareholders of the Bank automatically will become shareholders of the holding company and will own one share of holding company common stock for each share of Bank common stock they held at the effective date of the reorganization.

The Board of Directors of the Bank intends for the Bank to conduct its business after the reorganization in the same manner as it did prior to the reorganization. It is anticipated that the officers and personnel of the Bank will continue in their same capacity with the Bank after the reorganization. The holding company’s Board of Directors has elected Larry L. Felton to serve as Chairman of the Board of Directors, Darrell G. Swanigan to serve as President and Chief Executive Officer, and Robert E. Clary to serve as Chief Financial Officer.

The reorganization must be approved by the Federal Reserve. Management of the holding company intends to file the required notification for approval of the Reorganization Agreement with the Federal Reserve on or about April 4, 2008. Subject to the approval of the Federal Reserve and the satisfaction of all other conditions to the reorganization, management expects that the reorganization will be become effective on or about May 31, 2008.

Employees

As of December 31, 2007, the Bank had 45 full time equivalent employees representing one employee for each $4 million in assets compared to year end 2006 of $3.9 million in assets per employee and represented 32 full time equivalent employees. None of our employees are represented by any collective bargaining unit, and we believe that relations with our employees are good. Based on the Bank’s mission statement of providing superior personal service to our customers, the Bank’s employees are well suited for accomplishing its mission and establishing the Bank as a good corporate citizen in the Suffolk community.

Supervision and Regulation

General

We are a Virginia state bank and a member of the Federal Reserve System, and our depositors are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Federal Reserve and the Virginia State Corporation Commission and its Bureau of Financial Institutions regulate and monitor the Bank’s operations. The Bank is required to file with the Federal Reserve and the Bureau of Financial Institutions quarterly financial reports on the financial condition and performance of the organization. The Federal Reserve and the Bureau of Financial Institutions conduct periodic onsite and offsite examinations of the Bank. We must comply with a wide variety of reporting requirements and banking regulations. The laws and regulations governing the Bank generally have been promulgated to protect depositors and the deposit insurance funds and are not intended to protect our various shareholders. Additionally, the Bank must bear the cost of compliance with the reporting and regulations; these costs can be significant and have an effect on our financial performance.

The Federal Reserve, Bureau of Financial Institutions and FDIC have the authority and responsibility to ensure that financial institutions are managed in a safe and sound manner. They have the authority to prevent the continuation of unsound and unsafe activities. Additionally, they must generally approve significant business activities undertaken by financial institutions. Typical examples of transactions requiring approval include branch locations, mergers, capital transactions and major organizational structure changes. Obtaining regulatory approval for these types of activities can be time consuming, expensive and ultimately may not be successful.

Insurance of Accounts and Regulatory Assessments

Our deposit accounts are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation up to the maximum legal limits of the FDIC and it is subject to regulation, supervision and regular examination by the Virginia Bureau of Financial Institutions and the Federal Reserve. The regulations of these various agencies govern most aspects of our business, including required reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and location and number of branch offices. The laws and regulations governing us generally have been promulgated to protect depositors and the deposit insurance funds, and not for the purpose of protecting shareholders.

The Federal Deposit Insurance Act (the FDIA) establishes a risk-based deposit insurance assessment system. Under applicable regulations, deposit premium assessments are determined based upon a matrix formed utilizing capital categories- “well capitalized,” “adequately capitalized” and “undercapitalized” – defined in the same manner as those categories are defined for purposes of Section 38 of the FDIA. Each of these groups are divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered healthy to those which are considered to be of substantial supervisory concern. The matrix created results in nine assessment risk classifications, with rates ranging from 0.01% of insured deposits for well capitalized institutions having the lowest level of supervisory concern, to 0.27% of insured deposits for undercapitalized institutions having the highest level of supervisory concern. In general, while the Bank Insurance Fund of the FDIC maintains a reserve ratio of 1.25% or greater, no deposit insurance premiums are required. When the Bank insurance Fund of the FDIC reserve ratio falls below that level, all insured banks would be required to pay premiums. Payment of deposit premiums, either under current law or as the deposit insurance system may be reformed, will have an adverse impact on earnings.

Bank Capital Adequacy Guidelines

The Federal Reserve Board has issued risk-based and leverage capital guidelines applicable to banking organizations that it supervises. Under the risk-based capital requirements, we are generally required to maintain a minimum ratio of total capital to risk-weighted assets (including specific off-balance sheet activities, such as standby letters of credit) of 8%. At least half of the Total Capital (4%) must be composed of “Tier 1 Capital”, which is defined as common equity, retained earnings and qualifying perpetual preferred stock, less certain intangibles. The remainder may consist of “Tier 2 Capital”, which is defined as specific subordinated debt, some hybrid capital instruments and other qualifying preferred stock and a limited amount of the loan loss allowance. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no risk-based capital) for assets such as cash and certain U.S. Government and Agency Securities, to 100% for the bulk of assets which are typically held by a bank holding company, including certain multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Residential first mortgage loans on one to four family residential real estate and certain seasoned multi-family residential real estate loans, which are not 90 days or more past due or nonperforming and which have been made in accordance with prudent underwriting standards, are assigned a 50% level in the risk-weighing system, as are certain privately issued mortgage backed securities representing indirect ownership of such loans. In 2007 the FDIC has instituted a fee schedule policy.

In addition to the risk-based capital requirements, the Federal Reserve has established a minimum 4.0% Leverage Capital Ratio (Tier 1 Capital to total adjusted assets) requirement for the most highly rated banks, with an additional cushion of at least 100 to 200 basis points for all other banks, which effectively increases the minimum Leverage Capital Ratio for such other banks to a level of 4.0% to 6.0% or more. The highest rated banks are those that are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, those which are considered a strong banking organization. A bank having less than the minimum Leverage Capital Ratio requirement shall within 60 days of the date as of which it fails to comply with such requirement, submit a reasonable plan describing the means and timing by which a bank shall achieve its minimum Leverage Capital Ratio requirements. A bank that fails to file such plan is deemed to be operating in an unsafe and unsound manner, and could subject that bank to a cease and desist order. Any insured depository institution with a Leverage Capital Ratio that is less than 2.05 is deemed to be operating in an unsafe and unsound condition pursuant to Section 8(a) of the FDIA and is subject to potential termination of deposit insurance. However, such an institution will not be subject to an enforcement proceeding solely on account of its capital ratios, provided it has entered into and is in compliance with a written agreement to increase its Leverage Capital Ratio and to take such other action as may be necessary for the institution to be operated in a safe and sound manner. The capital regulations also provide, among other things, for the issuance of a capital directive, which is a final order issued to a bank that fails to maintain minimum capital or to restore its capital to the minimum capital requirement within a specified time period. Such directive is enforceable in the same manner as a final cease and desist order.

Under theses regulations, a state-chartered commercial bank will be:

•

“well capitalized” if it has a total Risk-Based Capital ratio of 10% or greater, a Tier 1 Risk-Based Capital ratio of 6% or greater, a Tier 1 leverage ratio of 5% or greater, and is not subject to any written capital order or directive;

•

“adequately capitalized” if it has a Total Risk-Based Capital ratio of 8% or greater, a Tier 1 Risk-Based Capital ratio of 4% or greater, and a Tier 1 leverage ratio of 4% or greater (3% in certain circumstances) and does not meet the definition of “well capitalized;”

•

“undercapitalized” if it has a Total Risk-Based Capital ratio of less than 8%, a Tier 1 Risk-Based Capital ratio of less than 4% or a Tier 1 leverage ratio of less than 4% (3% in certain circumstances)

•	“significantly undercapitalized” if it has a Total Risk-Based Capital ratio of less than 6%, a Tier 1 Risk-Based Capital ratio of less than 3%, or a Tier 1 leverage ratio of less than 3%; or

•	“critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2%

The risk-based capital standards of the Federal Reserve explicitly identify concentrations of credit risk and the risk arising from non-traditional activities, as well as an institution’s ability to manage these risks, as important factors to be taken into account by the agency in assessing an institution’s overall capital adequacy. The capital guidelines also provide that an institution’s exposure to a decline in the economic value of its capital due to changes in interest rates be considered by the agency as a factor in evaluating a banking organization’s capital adequacy.

Prompt Corrective Action

Immediately upon becoming undercapitalized, an institution shall become subject to the provisions of Section 38 of the FDIA, which: (a) restrict payment of capital distributions and management fees; (b) require that the appropriate federal banking agency monitor the condition of the institution and its efforts to restore its capital; (c) require submission of a capital restoration plan; (d) restrict the growth of the institution’s assets; and (e) require prior approval of certain expansion proposals. The appropriate federal banking agency for an undercapitalized institution also may take any number of discretionary supervisory actions if the agency determines that any of these actions is necessary to resolve the problems of the institution at the least possible long term cost to the deposit insurance fund, subject in certain cases to specified procedures. These discretionary supervisory actions include: (a) requiring the institution to raise additional capital; (b) restricting transactions with affiliates; (c) requiring divestiture of the institution or the sale of the institution to a willing purchaser; and (d) any other supervisory action that the agency deems appropriate. These and additional mandatory and permissive supervisory actions may be taken with respect to significantly undercapitalized and critically undercapitalized institutions.

Gramm-Leach-Bliley Act

The Gramm-Leach-Bliley Act (the “Act”) implemented major changes to the statutory framework for providing banking and other financial services in the United States. The Act, among other things, eliminated many of the restrictions on affiliations among banks and securities firms, insurance firms and other financial service providers. A bank holding company that qualifies as a financial holding company will be permitted to engage in activities that are financial in nature or incident or complimentary to financial activities. The activities that the Act expressly lists as financial in nature include insurance activities, providing financial and investment advisory services, underwriting services and limited merchant banking activities.

To become eligible for these expanded activities, a bank holding company must qualify as a financial holding company. To qualify as a financial holding company, each insured depository institution controlled by the bank holding company must be well-capitalized, well-managed and have a least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file with the Federal Reserve a declaration of its intention to become a financial holding company. On February 23, 2008, the Board of Directors approved the formation of First Bankshares, Inc., as a one-bank holding company for the Bank subject to regulatory and shareholder approval.

Although the Act is considered one of the most significant banking laws since Depression-era statutes were enacted, because of our small size and recent organization, we do not expect the Act to materially affect our products services or other business activities. The Bank does not believe that the Act will have a material adverse impact on our operations. To the extent that it allows banks, securities firms and insurance firms to affiliate, the financial services industry may experience further consolidation. The Act may have the result of increasing competition that we face from larger institutions and other companies offering financial products and services, many of which may have substantially greater financial resources.

Payment of Cash Dividends

The Bank is subject to laws and regulations that limit the amount of dividend that it can pay. The amount of dividends that may be paid depends upon our earnings and capital position and is limited by federal and state law, regulations and policies. As a bank that is a member of the Federal Reserve System, we must obtain prior written approval for any dividend if the total of all dividends declared in any calendar year would exceed the total of our net profits for that year combined with our retained net profits for the preceding two years. In addition, the Bank may not pay a dividend in an amount greater than its undivided profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of loans which are in arrears with respect to interest by six months or more unless such loans are fully secured and in the process of collection. Moreover, for purposes of this limitation, the Bank is not permitted to add the balance of its allowance for loan losses account to its undivided profits then on hand, however, it may net the sum of its bad debts as so defined against the balance of its allowance for loan losses account and deduct from undivided profits only bad debts so defined in excess of that account. In addition, the Federal Reserve is authorized to determine under certain circumstances relating to the financial condition of a bank that the payment of dividends would be an unsafe and unsound practice and to prohibit payment thereof. The payment of dividends that deplete a bank’s capital base could be deemed to constitute such an unsafe and unsound banking practice. The Federal Reserve has indicated that banking organizations generally pay dividends only out of current operating earnings.

Under Virginia law, no dividend may be declared or paid out of the Virginia charter bank’s paid-in capital. The Bank may be prohibited under Virginia law from the payment of dividends if the Virginia Bureau of Financial Institutions determines that a limitation of dividends is in the public interest and is necessary to ensure the Bank’s financial soundness, and may also permit the payment of dividends not otherwise allowed by Virginia law.

Monetary Policy

Banking is a business which depends on interest rate differentials. In general, the differences between the interest paid by a bank on its deposits and its other borrowings and the interest received by a bank on loans extended to its customers and securities held in its investment portfolio constitute the major portion of the Bank’s earnings. Thus, our earnings and growth will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve, which regulates the supply of money through various means including open market dealings in United States government securities. These dealings include the purchase and sale of securities to expand or contract the general liquidity in the financial system. Additionally, the Board of Governors of the Federal Reserve establishes a target Federal Fund Rate and the Discount Rate. The actions taken by the Federal Reserve System will dictate the general condition of interest rates in the market place.

The Bank’s earnings are a function of differentials between interest rates. Depending on the organization’s Asset/Liability strategy, actions taken by the Federal Reserve may have a positive or negative effect on the profitability of the organization. We cannot predict the actions of the Federal Reserve nor can we guarantee that our Asset/Liability strategy is consistent with action taken by the Federal Reserve.

Community Reinvestment Act

The Community Reinvestment Act of 1977 requires that federal banking regulators evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those institutions. Theses factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. To the best knowledge of management, the Bank is meeting its obligations under this act.

Branching and Interstate Banking

The federal banking agencies are authorized to approve interstate bank merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks has opted out of the interstate bank merger provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the Riegle-Neal Act) by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997, which applies equally to all out-of state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. Such interstate bank mergers and branch acquisitions are also subject to the nationwide and state wide insured deposit concentration limitations described in the Riegle-Neal Act.

The Riegle-Neal Act authorizes the federal banking agencies to approve interstate branching de novo by national and state banks in states which specifically allow for such branching. Virginia has enacted laws which permit interstate acquisitions of banks and bank branches and permit out-of-state banks to establish de novo branches.

Regulatory Enforcement Authority

Federal banking law grants substantial enforcement powers to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

Loans to Insiders

The Federal Reserve Act and related regulations impose specific restrictions on loans to directors, executive officers and principal shareholder of banks. Under Section 22(h) of the Federal Reserve Act, any loan to a director, an executive officer or to a principal shareholder of a bank, or to entities controlled by any of the foregoing, may not exceed, together with all outstanding loans to such persons or entities controlled by such person, the bank’s loan to one borrower limit. Loans in the aggregate to insiders and their related interests as a class may not exceed two times the bank’s unimpaired capital and unimpaired surplus until the bank’s total assets equal or exceed $100 million, at which time the aggregate is limited to the bank’s unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and principal shareholders of a bank or bank holding company, and to entities controlled by such persons, unless such loans are approved in advance by a majority of the Board of Directors of the bank with any “interested” director not participating in the voting. Our loan amount, which includes all other outstanding loans to such person, as to which such prior board of director approval is required, must be the greater of $25,000 or 5% of capital and surplus (up to $500,000). Section 22(h) requires that loans to directors, executive officers and principal shareholders be made in terms and underwriting standards substantially the same as offered in comparable transactions to other persons.

Other Regulation

The Bank is subject to a variety of other regulations. State and federal laws restrict interest rates on loans, potentially affecting our income. The Truth in Lending Act and the Home Mortgage Disclosure Act impose information requirements on the Bank in making loans. The Equal Credit Opportunity Act prohibits discrimination in lending on the basis of race, creed, or other prohibited factors. The Fair Credit Reporting Act governs the use and release of information to credit reporting agencies. The Truth in Savings Act requires disclosure of yields and costs of deposits and deposit accounts. Other acts govern confidentiality of consumer financial records, automatic deposits and withdrawals, check settlement, endorsement and presentment, and reporting of cash transactions as required by the Internal Revenue Service.

USA Patriot Act of 2001

The USA Patriot Act of 2001 was enacted in response to the terrorist attacks in New York, Pennsylvania and Washington, D. C. which occurred on September 11, 2001 and is intended to strengthen the ability of U.S. law enforcement agencies and the intelligence communities to work cohesively to combat terrorism on a variety of fronts. The potential impact of the Patriot Act on financial institutions of all kinds is significant and wide ranging. The Patriot Act contains sweeping anti-money laundering and financial transparency laws and imposes various regulations, including standards for verifying client identification at account opening, and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. The Patriot Act has not had a material impact on the results of operations or financial condition of the Bank.

Future Regulatory Uncertainty

Because federal regulation of financial institutions changes regularly and is the subject of constant legislative debate, we cannot forecast how federal regulation of financial institutions may change in the future and impact our operations. Although Congress in recent years has sought to reduce the regulatory burden on financial institutions with respect to the approval of specific transactions, we fully expect that the financial institution industry will remain heavily regulated in the near future and that additional laws or regulations may be adopted further regulating specific banking practices.

Executive Officers of the Bank

Name	Age	Employed Since	Principal Occupation Past Five Years

Darrell G. Swanigan	65	July 2002	President and CEO of the Bank since July 2002.

Robert E. Clary, CPA	58	February 2004	Chief Financial Officer of the Bank; General Auditor, Virginia Financial Group from April 2000 - February 2004; Senior Auditor, One Valley Bancorp., Inc. from February 1999 - April 2000.

James R. A. Stanley, Jr.	48	December 2002	Executive Vice President and Senior Loan Officer of the Bank since December 2002.

J. Frank Taylor	69	January 2003	Vice President and Consumer Loan Officer of the Bank since January 2003.

Keith B. Hawkins	50	January 2008	Executive Vice President and Commercial Loan Officer; Senior Risk Officer of RBC Centura for Virginia and the Outer Banks from 2000-2007; Senior Loan Administration Officer, Regional Corporate Group, Wachovia/Central Fidelity Bank 1993-2000.

Item 2.	Description of Property

The following table summarizes certain information about the headquarters of the Bank, its branch office and administrative offices.

Office Location	Date Opened	Owned or Leased	Lease Terms

Bosley Branch	January 27,2003	Owned	Not applicable
100 Bosley Avenue
Suffolk, Virginia 23434

Plaza Branch	February 2,2004	Leased	Initial term of five
1000 N. Main Street			years with an automatic
Suffolk, Virginia 23434			five year renewal

Headquarters and Main Branch	October 13, 2007	Owned	Not applicable
3535 Bridge Road
Suffolk, Virginia 23435

We believe that all of our properties are maintained in good operating condition and are suitable and adequate for our operational needs.

Item 3.	Legal Proceedings

From time to time, the Bank may be involved in litigation relating to claims arising out of its normal course of business. Presently there are no legal proceedings; management is aware of existing or pending.

Item 4.	Submission of Matters to a Vote of Security Holders

No matters were submitted during the fourth quarter of the fiscal year covered by this report to vote of security holders of the Bank through a solicitation of proxies or otherwise.

PART II

Item 5.	Market for Common Equity and Related Stockholder Matters

The Bank’s common stock began trading on the NASDAQ Capital Market under the trading symbol SUFB. The following table summarizes the high and low sales prices, as reported by NASDAQ, for the years ended December 31, 2007 and 2006:

	2007		2006
	High	Low	High	Low
First Quarter	$10.55	$9.18	$13.98	$10.79
Second Quarter	$10.00	$8.99	$13.78	$11.52
Third Quarter	$9.50	$7.00	$12.99	$11.00
Fourth Quarter	$9.00	$7.11	$11.38	$9.50

As of March 4, 2008, the Bank had 2,276,298 share of common stock outstanding with a par value $3.20 per share, held by approximately 1,689 shareholders of record.

We have not declared a dividend since inception. As discussed under “Description of the Business – Supervision and Regulation – Payment of Cash Dividends” in Part I, we are subject to certain restrictions imposed by the capital requirements of federal and state banking regulations, and the declaration of dividends in the future will depend on our earnings and capital requirements.

Item 6.	Management’s Discussion and Analysis or Plan of Operations

The following discussion is intended to assist readers in understanding and evaluating our financial condition and results of operations. This review should be read in conjunction with our financial statements and accompanying notes included in Item 7 of this report on Form 10-KSB. This discussion is intended to assist in understanding our financial condition and results of operation. The data presented for the years ended December 31, 2007, and 2006 is derived from our audited financial statements and footnotes appearing elsewhere in this document.

In addition to historical information, Management’s Discussion and Analysis contains forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. The risks and uncertainties that may affect the Bank include, but are not limited to: the growth of the economy, interest rate movements, timely developments by the Bank of technology enhancements for its products and operating systems, the impact of competitive products and the internet, services and pricing, customer needs and banking legislation .When we use words such as “believes,” “expect,” “anticipates” or similar expressions, we are making forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of date thereof.

Results of Operations

Overview

The primary source of our revenue is net interest income, which represents the difference between interest income on earning assets and interest expense on liabilities used to fund those assets. Earning assets include loans, securities, and federal funds sold. Interest bearing liabilities include deposits and borrowings. Sources of non-interest income include service charges on deposit accounts, gains on the sale of securities, and other miscellaneous income.

For the year ended December 31, 2007 our net income was $606,566 compared to a net income of $873,335 in 2006. Our net income and per share income have declined as indicated in the following table (see page 38 for per share calculations).

	For the year ended December 31, 2007	For the year ended December 31, 2006
Net Income	$606,566	$873,335
Per Share Income	$0.27	$0.38

Net Interest Income

Net interest income is affected by changes in interest rates, volume of interest bearing assets and liabilities, and the composition of those assets and liabilities. Our management strives to maximize net interest income through prudent balance sheet administration, while maintaining appropriate risk levels as determined by senior management with oversight of our Board of Directors. The “net interest margin” is a common statistic related to changes in interest income. The net interest margin is defined as the percentage of net interest income to average earning assets. Net interest income for the years ended December 31, 2007 and 2006 were $4,022,010 and $3,651,564, respectively. The net interest margin decreased from 3.52% for 2006 to 3.27% for the year ended December 31, 2007.

The decline in net interest margin can be primarily attributed to the Bank’s asset sensitive position in a declining interest rate environment where rates on a portion of our loan portfolio adjusted faster than rates on time deposits and specific borrowed funds.

The table “Average Balances, Interest Income and Average Yield Rates,” provides a detailed analysis of the effective yields and rates on the categories of interest earning assets and interest bearing liabilities for the periods indicated. The average balances used in this table and other statistical data were calculated using daily average balances.

Average Balances, Interest Income and Expenses and Average Yield and Rates

	For the year ended December 31, 2007			For the year ended December 31, 2006
	Average Balances(1)	Interest Income/ Expense	Yields/ Rates	Average Balances(1)	Interest Income/ Expense	Yields/ Rates
ASSETS:
Interest earning assets:
Federal funds sold	$1,306	$64	4.90%	$2,626	$127	4.84%
Investment securities	34,116	1,794	5.26%	32,415	1,423	4.39%
Loans	87,550	6,694	7.65%	68,737	5,173	7.53%

Total earning assets	122,972	8,552	6.95%	103,778	6,723	6.48%
Non-interest earning assets:
Cash & due from banks	3,282			2,503
Premises & Equipment	3,840			1,204
Other Assets	1,463			1,184
Allowance for Loan Losses	(871)			(731)

Total non-interest earning assets	7,714			4,160
Total Assets	$130,686			$107,938

Liabilities & Stockholders’ Equity:
Interest bearing liabilities:
Interest bearing demand deposit accts	$5,691	52	0.91%	$6,609	66	1.00%
Savings accounts	2,257	27	1.20%	2,119	26	1.23%
Time deposits	80,972	4,005	4.95%	69,004	2,899	4.20%
Federal Funds Purchased	10,229	446	4.36%	1,420	81	5.70%

Total interest bearing liabilities	99,149	4,530	4.57%	79,152	3,072	3.88%
Non-interest bearing liabilities:
Non-interest demand deposit accounts	14,176			12,725
Other liabilities	1,192			826
Shareholders’ equity	16,169			15,235
Total Liabilities & Shareholders’ Equity	$130,686			$107,938

Interest Rate Spread(2)			2.38%			2.60%
Net Interest Income(3)		$4,022			$3,651
Net Interest Margin(4)			3.27%			3.52%

(1)	Average balances are computed on a daily basis

(2)	Total interest earning assets average balance less total interest bearing liabilities average balance

(3)	Total earning assets less total interest bearing liabilities

(4)	Net interest margin is net interest income, expressed as a percentage of average earning assets

Non-Interest Income

Non-interest income increased from $510,462 for the year ended December 31, 2006 to $566,465 for the year ended December 31, 2007. This modest increase was primarily due to increased fees related to deposit accounts.

Non-Interest Expense

The majority of the non-interest expense components were related to salaries and employee benefits. A significant expense for the two years was premises and equipment on which depreciation was a major component of the expense for each of the periods. Depreciation expense at December 31, 2007 and 2006 was $213 thousand and $185 thousand, respectively. This increase was due to the opening of our new branch in North Suffolk in October 2007. Professional fees have increased significantly due to ongoing use of consultants to comply with SEC mandates related to Auditing Standards No. 5 of the Public Company Accounting Oversight Board (SOX 404).

Income Taxes

The Bank had income before income taxes of $919,790 and $866,745 for the years ending December 31, 2007 and 2006, respectively. Income tax expense of $313,224 was recorded in 2007 while no income tax expense was recorded for 2006. The balance of the previously unrecognized benefit from operating loss carryovers was recognized in the year ending December 31, 2006 resulting in a net tax benefit of $6,590.

Financial Condition

Securities

The investment portfolio was held as available for sale at year ended December 31, 2007, and represented a market value of $62.1 million. The following table shows the approximate weighted average yield and average life of the portfolio.

The following table presents information as of December 31, 2007:

	Book Value	Market Value	Weighted Average Life		Weighted Average Yield
Mortgage backed securities
- variable rate	$13,983,074	$13,930,912	8.09 years		4.83%
Mortgage backed securities
- fixed rate	537,210	520,055	3.31 years		4.82%
Agency notes/bonds
- fixed rate	42,863,380	43,023,600	0.33 years		4.97%
Other Securities	4,558,440	4,568,225	0.54 years		7.20%
Collateralized mortgage	11,669	11,624	0.36 years		2.91%

TOTAL PORTFOLIO	$61,953,773	$62,054,416	2.12 years	(1)	5.11%

(1)	The weighted average life calculations are based on the current levels of prepayments as of December 31, 2007.

The following table represents scheduled maturities of debt securities at December 31, 2007. Available-for-sales securities are stated at estimated fair value:

	December 31, 2007 Available-For-Sale Securities Estimated Fair Value
	Maturities
	0 - 5 Years	5 - 10 Years	After 10 Years		Total
U. S. Government Agencies	$27,970,867	$—	$15,052,733		$43,023,600
Mortgage backed securities	—	—	14,450,967	[1]	14,450,967
Collateralized mortgage obligations	—	11,624	—		11,624
Other Securities	—	—	4,568,225		4,568,225

TOTALS	$27,970,867	$11,624	$34,071,925		$62,054,416

[1] Includes $14,450,967 in variable rate MBS that reset within one to ten years.

The following table represents information as of December 31, 2006:

	Book Value	Market Value	Weighted Average Life		Weighted Average Yield
Mortgage backed securities
- variable rate	$22,077,028	$21,841,699	6.65 years		4.35%
Mortgage backed securities
- fixed rate	655,662	633,401	15.06 years		4.63%
Agency notes/bonds
- fixed rate	20,993,852	20,983,085	0.17 years		5.14%
Collateralized mortgage
- obligations - fixed rate	33,420	32,765	0.87 years		3.02%

TOTAL PORTFOLIO	$43,759,962	$43,490,950	5.69 years	[1]	4.29%

[1]	The weighted average life calculations are based on the current level of prepayments as of December 31, 2006.

The following table represents scheduled maturities of debt securities at December 31, 2006. Available for sale securities are stated at estimated fair value:

	December 31, 2006 Available-For-Sale Securities Estimated Fair Value
	Maturities
	0 - 5 Years	5 - 10 Years	After 10 Years		Total
U. S. Government Agencies	$20,983,085	$—	$—		$20,983,085
Mortgage backed securities	—	—	22,475,100	[1]	22,475,100
Collateralized mortgage obligations	—	32,765	—		32,765

TOTALS	$20,983,085	$32,765	$22,475,100		$43,490,950

(1)	Includes $22,475,100 in variable rate MBS that reset within one to ten years.

The following table summarizes the loan receivable portfolio by type at the dates indicated:

	As of December 31, 2007			As of December 31, 2006
	Amount		Percent	Amount		Percent
Real estate Residential	$23,421,660		22.57%	$19,800,357		26.59%
Commercial Real estate	61,325,033	[1]	59.09%	40,367,357	[2]	54.22%
Commercial Loans	17,273,911		16.64%	12,659,840		17.00%
Consumer Loans	2,707,311		2.61%	2,452,603		3.29%

Total Loans	104,727,915		100.91%	75,280,157		101.11%
Less: allowance	(941,820)		(0.91%)	(826,595)		(1.11%)

Net loans	$103,786,095		100.00%	$74,453,562		100.00%

(1)	As of December 31, 2007, 57% of commercial real estate loans were secured by business locations; 29% was secured by rental property, 7% was secured by churches, 1% was secured by farms and 6% was secured by other real estate.

(2)	As of December 31, 2006, 57% of commercial real estate loans were secured by business locations; 18% was secured by rental property, 2% was secured by churches, 2% was secured by farms and 21% was secured by other real estate.

Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and some non-farm, non-residential real estate. As of December 31, 2007, we had minimal real estate constructions.

Allowance for Loan Losses

Management determines the allowance based on an ongoing evaluation of the loan portfolio. This evaluation is inherently subjective because it requires material estimates, including the amounts and timing of cash flows expected to be received on impaired loans. Those estimates may be subject to significant change. Increases to the allowance are made by charges to the provision for loan losses, which is reflected on the Statements of Income and Comprehensive Income. Loans deemed to be uncollectible are charged against the allowance, and recoveries of previously charged-off amounts are credited to the allowance.

The allowance for loan losses consists of (1) a component for individual loan impairment recognized and measured pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 114, “Accounting by Creditors for Impairment of a Loan,” and (2) components of collective loan impairment recognized pursuant to SFAS No. 5, “Accounting for Contingencies,” including a component that is unallocated. SuffolkFirst maintains specific reserves for individually impaired loans pursuant to SFAS No. 114. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (interest as well as principal) according to the contractual terms of the loan agreement. On a quarterly basis, the Bank reviews all commercial and consumer relationships that have been classified as substandard, or doubtful. Loans are considered impaired when the borrower does not have the cash flow capacity or willingness to service the debt according to contractual terms, or it does not appear reasonable to assume the borrower will continue to pay according to the contractual agreement.

Reserves established pursuant to the provisions of SFAS No. 5 are collective loan impairment are primarily based on historical charge-off experience. However, historical charge-off experience may be adjusted to reflect the effects of current conditions. The Bank considers information derived from its loan risk ratings; internal observable data related to trends within the loan portfolio, including credit quality, concentrations, aging of the portfolio, external observable data related to industry and general economic trends; and any significant, relevant changes to the Bank’s policies and procedures. In the loan portfolio each loan is assigned a “risk grade” at origination by the account officer. Loans are assigned risk grades based on an assessment of conditions that affect the borrower’s ability to meet contractual obligations under the loan agreement.

A portion of the Bank’s allowance for loan loss is not allocated to any specific category of loans. This unallocated portion of the allowance reflects management’s best estimate of risk inherent in the calculation of the overall allowance. The portion considered unallocated may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, and current economic conditions.

Although, management uses the best information available to establish the allowance, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations.

At December 31, 2007, the Allowance for Loan Losses totaled $942,000 and reflects an expense provision of $111,000 for the year 2007. As a percentage of total loans, the allowance for 2006 and 2007 was 1.10% and 0.91%, respectively. The allowance is primarily determined by management’s estimate of possible losses that are inherent in the portfolio as of the balance sheet date. The Bank’s allowance is guided by existing conditions and managements observations, and reflects losses already incurred, even if not yet identifiable.

Allowance for Loan Losses

	For the year ended December 31, 2007	For the year ended December 31, 2006
Total Loans outstanding	$104,727,915	$75,280,415

Balance at beginning of period	826,595	611,504
Loans charged off during period	(99)	(4,250)
Recoveries during period	4,524	—
Additions to reserve during period	110,800	219,341

Balance of allowance for loan losses at end of period	$941,820	$826,595

Non-performing Loans; Other Problem Assets

It is the bank’s policy to discontinue accrual of interest income when a loan is 90 days past due as to interest and principal or there is serious doubt to collectibility, unless the estimated net realized value of collateral is sufficient to assure collection of principal balance and accrued interest.

Potential Problem Loans

Our loan policy requires management to identify and maintain a list of potential problem loans, including loans that are past due 90 days or more. A loan is added to the potential problem list when management becomes aware of information related to possible credit problems of borrowers that will cause doubts as to the ability of borrower to comply with the current loan repayment terms.

Other Real Estate Owned

At December 31, 2007, the Bank had no other real estate (OREO) owned pursuant to foreclosure or in-substance foreclosure. The policy related to OREO is to initially record the value at the lower of net loan principal balance or its estimated fair market value, less estimated selling costs. The estimated fair value is determined by appraisal at the time of acquisition.

Deposits

Deposits represent our primary source of funds, and are comprised of demand deposits, savings deposits and time deposits. Deposits at December 31, 2007 totaled $113.7 million compared to December 31, 2006 deposits of $94.5 million, and represents a 20.32% increase. These deposits were the funding source for loan and investment growth.

Capital Adequacy

The management of capital in a regulated financial services industry must properly balance return on equity to shareholders, while maintaining sufficient capital levels and related risk-based capital ratios to satisfy regulatory requirements. The Bank’s capital management strategies have been developed to maintain its “well capitalized” position. Total capital at December 31, 2007 of $16.7 million, includes unrealized gains of $66.7 thousand on securities held as available for sale. The Bank is considered by our Board of Directors, management and regulators to be well capitalized.

We are subject to various regulatory capital requirements administered by federal and other bank regulators. Failure to meet minimum capital requirements can trigger certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material adverse effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance items as calculated under regulatory accounting practices. The capital amounts and reclassifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amount and ratios of Total and Tier 1 capital to average assets. As of December 31, 2007, we had met all minimum capital adequacy requirements to which we are subject and are categorized as “well capitalized.” There are no conditions or events that management believes have changed our category.

The following table shows capital ratios and the minimum capital ratios required by our regulators:

Risk Based Capital Analysis at December 31, 2007

(Dollars in Thousands)

Dec. 31, 2007
Tier 1 capital:
Common stock	$7,284
Additional paid in capital	8,938
Retained earnings and comprehensive income	484
Subtotal	$16,706

Accumulated other comprehensive income, net	(67)

Total Tier 1 capital	$16,639

Tier 2 capital:
Allowance for loan losses	$942
Total risk based capital	$17,581

Average total assets (4th Quarter)	$151,585

Risk weighted assets	$117,549

Risk Based Capital Ratios at December 31, 2007

	Bank Ratio December 31, 2007	Regulatory Minimum
Capital ratios:
Tier 1 risk based	14.15%	4.0%
Capital ratio
Total risk based	14.96%	8.0%
Capital ratio
Total leverage	10.98%	4.0%

Liquidity

Liquidity is identified as the ability to generate or acquire sufficient amounts of cash when needed and at a reasonable cost to accommodate withdrawals, payments of debt, and increased loan demand. These events may occur daily or in other short-term intervals in the normal operation of business. Historical trends help management predict time cycles and the amount of cash required. In assessing liquidity, management gives consideration to relevant factors including stability of deposits, quality of assets, economy of market served, concentrations of business and industry, competition, and the bank’s overall financial condition. Our primary source of liquidity is cash, due from banks, Federal funds sold and securities in our available for sale portfolio. In addition, we have substantial lines of credit from our correspondent banks ($12 million) in addition to an arrangement to borrow from the Federal Home Loan Bank in aggregate of thirty percent (30%) of total assets and the Federal Reserve under certain conditions. Theses credit lines are available through our correspondent banks for short term liquidity needs and are subject to prevailing interest rates. In the judgment of management, we maintain the ability to generate sufficient amounts of cash to cover normal requirements and any additional needs, which may arise, within realistic limitations.

Interest Rate Sensitivity

Financial institutions can be exposed to several market risks that may impact the value or future earnings capacity of an organization. Our primary market risk is interest rate risk. Interest rate risk is inherent in banking because as a financial institution, the bank derives a significant amount of its operating revenue from “purchasing” funds (customer deposits and possible borrowings) at various terms and rates. Theses funds are then invested into earning assets (loans, investments, etc.) at various terms and rates. This risk is further discussed on page 27.

Interest rate risk is the exposure to fluctuations, in our future earnings (earnings at risk) and value (value at risk) resulting from changes in interest rates. This exposure results from differences between the amounts of interest earning assets and interest bearing liabilities that re-price within a specific time period as a result of scheduled maturities and repayment and contractual interest rate changes.

The primary objective of our asset/liability management process is to maximize current and future net interest income within acceptable levels of interest rate risk while satisfying liquidity and capital requirements. Management recognizes that a certain amount of interest rate risk is inherent and appropriate. The goal is to maintain a balance between risk and reward such that net interest income is maximized while risk is maintained at an acceptable level.

Management strives to control the exposure to interest rate volatility and operates under policies and guidelines established by our Board of Directors who set the level of acceptable risk by understanding, reviewing and making decisions based on its risk position. In addition, pricing, promotion and product development activities are assessed in an effort to emphasize the loan and deposit term or repricing characteristics that best meet current interest risk objectives. We use a variety of analytical systems and balance sheet tools to manage interest rate risk.

Gap Analysis

Gap analysis tools monitor the “gap” between interest-sensitive assets and interest-sensitive liabilities. We use a simulation model to forecast future balance sheet and income statement behavior. By studying the effects on net interest income of rising, stable and falling interest rate scenarios, we can position our self to take advantage of anticipated interest rate movements, by understanding the dynamic nature of its balance sheet components. We evaluate the securities, loans and deposit portfolios to manage our interest rate risk position.

The following table on page 27 “Gap Analysis” indicates that, on a cumulative basis through one hundred eighty days the Bank reflects rate sensitive assets exceeding rate sensitive liabilities, resulting in an asset sensitive position of $3 million. However, at twelve months rate sensitive liabilities exceeded rate sensitive assets, resulting in a liability sensitive position. This net liability sensitive position was a result of $75.1 million in rate sensitive assets available for repricing during the next 12 months and $105.1 million in rate sensitive liabilities available for repricing during the next 12 months which reflects a cumulative positive gap of $30 million. A positive interest sensitivity gap results when interest-sensitive assets exceed interest-sensitive liabilities for a specific repricing “horizon”. The gap is negative when interest-sensitive liabilities exceed interest sensitive assets, as was the case at December 31, 2007. For a bank with a positive gap rising interest rates is expected to have a positive effect on net interest income, and falling rates would be expected to have the opposite effect. The table on page 27 reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Amounts of fixed rate loans are reflected in the deposits’ maturity dates. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest repricing interval due to contractual arrangements which give management the opportunity to vary the rates paid on these deposits within a thirty day or shorter period.

However, we are under no obligation to adjust the rates paid on those deposits within any given period. Fixed rate time deposits are reflected at their contractual maturity dates. Fixed rate advances are reflected at their contractual maturity dates, and variable rate advances are reflected in the earliest repricing interval since they were borrowed under the daily rate credit option, and re-price daily.

SuffolkFirst Bank of Suffolk, Virginia

Repricing GAP Analysis

As of December 31, 2007

	1-30 DAYS	31-180 DAYS	181-360 DAYS	1-2 YEARS	2-3 YEARS	3-5 YEARS	5-10 YEARS	OVER 10 YEARS	TOTAL
	Volume	Volume	Volume	Volume	Volume	Volume	Volume	Volume	Volume
ASSETS:
U.S. Agency -A.F.S.	24,991	2,999	—	—	—	1,000	7,000	—	35,990
FN/FH fix mortgage backed-A.F.S.	104	486	1,526	3,048	47	80	141	160	5,592
GN 1yr CMT ARM-H.T.M.	4	176	—	—	—	—	—	—	180
GN 1 yr CMT ARM-A.F.S.	173	44	412	—	—	—	—	—	629
FN/FH 1yr CMT ARM-A.F.S.	96	1,102	1,144	672	611	455	709	—	4,789
FN/FH other CMT ARM-A.F.S.	25	479	348	95	75	105	165	—	1,292
FN/FH Libor ARM-A.F.S.	31	149	560	183	144	203	315	—	1,585
FN/FH fix rate CMO-A.F.S.	2	9	—	—	—	—	—	—	11
FN/FH libor CMO-A.F.S.	12	59	63	106	83	117	181	—	621
Maturing/other securities	(25,000)	—	—	—	—	—	—	—	(25,000)
Federal Reserve Stock	477	—	—	—	—	—	—	—	477
FHLB Stock	2,253	—	—	—	—	—	—	—	2,253
Other Securities	—	2,959	—	3,950	—	—	—	4,568	11,477
Commercial loans fixed	607	7,951	11,355	10,450	7,445	11,196	2,380	54	51,438
Commercial loans variable	29,392	1,233	—	—	—	—	—	—	30,625
Real estate loans fixed rate	2,363	2,034	378	1,018	812	1,266	1,926	548	10,345
Real estate loans variable rate	2,450	—	—	—	—	—	—	—	2,450
Consumer loans fixed rate	178	468	565	1,445	1,920	3,778	1,035	—	9,389
Loan Balancing	27	—	—	—	—	—	—	—	27
Fed funds sold	455	—	—	—	—	—	—	—	455
Loan fees to loan	—	—	—	—	—	—	—	—	—
Non-interest bearing assets	—	—	—	—	—	—	—	9,761	9,761

Total Assets	38,640	20,148	16,351	20,967	11,137	18,200	13,852	15,091	154,386

LIABILITIES:
N.O.W. & Savings	3,700	—	—	—	—	—	—	—	3,700
MMDA	1,559	—	—	—	—	—	—	—	1,559
Passbook savings	2,431	—	—	—	—	—	—	—	2,431
Time Deposits <100M	3,008	21,219	27,899	4,011	4,064	614	144	—	60,959
Time deposits >100M	526	11,868	10,208	3,224	3,584	150	—	—	29,560
CD balancing account	425	—	—	—	—	—	—	—	425
Borrowings	9,000	—	11,000	—	—	—	—	—	20,000
Federal Funds purchased	2,252	—	—	—	—	—	—	—	2,252
Non-interest bearing liab & capital	—	—	—	—	—	—	—	33,500	33,500

Total Funding	22,901	33,087	49,107	7,235	7,648	764	144	33,500	154,386

DISCRETE:
GAP	15,739	(12,939)	(32,756)	13,732	3,489	17,436	13,708	(18,409)	0
CUMULATIVE:
GAP	15,739	2,800	(29,956)	(16,224)	(12,735)	4,701	18,409	0

Critical Accounting Policies

The reporting policies of the Bank are in accordance with generally accepted accounting policies of the United States of America. Certain critical accounting policies affect the more significant judgments and estimates used in the preparation of the financial statements. The Bank’s single most critical accounting policy relates to the Bank’s allowance for loan losses, which reflects the estimated losses resulting from the inability of the Bank’s borrowers to make required loan payments. If the financial condition of the Bank’s borrowers were to deteriorate, resulting in an impairment of their ability to make payments, adjustments to the Bank’s estimates would be made and additional provisions for loan losses may be required. Further discussion of the estimates used in determining the allowance for loan losses is contained in the discussion on “Allowance for Loan Losses” on page 22 and 23.

Recent Accounting Pronouncements

Recent accounting pronouncements affecting the Bank are described in Note 18 of the Notes to financial Statements included in Item 7.

Item 7.	Financial Statements

SuffolkFirst Bank

Financial Statements

For the Year Ended December 31, 2007

And

For the Year Ended December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

SuffolkFirst Bank

Suffolk, Virginia

We have audited the accompanying balance sheets of SuffolkFirst Bank as of December 31, 2007 and 2006, and the related statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SuffolkFirst Bank as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

PKF Witt Mares, PLC

Norfolk, Virginia

March 18, 2008

SuffolkFirst Bank

Balance Sheets

December 31, 2007 and 2006

	2007	2006
Assets
Cash and cash equivalents
Cash and due from banks	$3,468,110	$3,109,234
Federal funds sold	—	704,000

Total cash and cash equivalents	3,468,110	3,813,234

Securities available-for-sale, at fair value	62,054,416	43,490,950
Loans, net	103,786,095	74,453,820
Bank premises and equipment, net	5,721,920	2,128,967
Accrued interest receivable	997,117	540,727
Other investments	2,783,850	1,354,550
Deferred tax asset	149,000	253,062
Other assets	425,487	351,716

	175,917,885	122,573,792

Total assets	$179,385,995	$126,387,026

Liabilities and Stockholders’ Equity
Deposits
Demand	$20,373,596	$20,918,692
Savings	2,431,289	2,138,369
Time	90,943,265	71,470,307

Total deposits	113,748,150	94,527,368
Accrued interest payable	911,724	619,819
Federal funds purchased and borrowed funds	47,551,895	15,006,783
Other liabilities	467,646	418,993

Total liabilities	162,679,415	110,572,963

Stockholders’ equity
Common stock, $3.20 par value; 5,000,000 shares authorized; 2,276,298 and 2,270,798 issued and outstanding at December 31, 2007 and 2006 respectively	7,284,154	7,266,554
Additional paid-in-capital	8,938,444	8,914,189
Retained earnings (deficit)	417,320	(189,246)
Accumulated other comprehensive income (loss), net	66,662	(177,434)

Total stockholders’ equity	16,706,580	15,814,063

Total liabilities and stockholders’ equity	$179,385,995	$126,387,026

See notes to financial statements.

SuffolkFirst Bank

Statements of Income and Comprehensive Income

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Interest income
Interest and fees on loans	$6,693,917	$5,173,402
Interest on securities
U.S. Treasury and U.S. Government agencies	1,687,678	1,359,465
Interest on federal funds sold	63,667	127,078

Total interest income	8,445,262	6,659,945

Interest expense
Interest on deposits	3,131,725	2,255,747
Interest on time certificates of $100,000 and over	952,569	735,200
Interest on federal funds purchased and borrowered funds	445,577	81,148

Total interest expense	4,529,871	3,072,095

Net interest income	3,915,391	3,587,850
Provision for loan losses	110,800	219,341

Net interest income after provision for loan losses	3,804,591	3,368,509

Noninterest income
Service charges on deposit accounts	278,537	244,928
Other	287,928	265,534

Total noninterest income	566,465	510,462

Noninterest expense
Salaries and employee benefits	1,866,270	1,561,230
Expenses of premises and equipment	327,553	260,970
Lease expense	101,041	97,401
Bank franchise tax	94,300	127,000
Advertising	49,600	96,347
Data processing	178,177	179,205
Office supplies	65,425	47,687
Professional fees	178,150	123,500
Telecommunications	46,646	31,838
Other operating expenses	544,104	487,048

Total noninterest expense	3,451,266	3,012,226

Income before income tax benefit (expense)	919,790	866,745
Income tax benefit (expense)	(313,224)	6,590

Net income	606,566	873,335
Other comprehensive income, net of income tax expense:
Net unrealized gain on securities available-for-sale	244,096	171,321

Comprehensive income	$850,662	$1,044,656

Per share data:
Income per share, basic	$0.27	$0.38

Income per share, assuming dilution	$0.27	$0.38

See notes to financial statements.

SuffolkFirst Bank

Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2006 and 2007

	Common Stock	Additional Paid-in-Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (loss)	Total Stockholders’ Equity
Balances at January 1, 2006	$6,604,634	$9,576,109	$(1,062,581)	$(348,755)	$14,769,407
10% Stock split declared	661,920	(661,920)	—	—	—
Net income	—	—	873,335	—	873,335
Change in net unrealized gains (losses) on available-for-sale securities, net of deferred income tax expense of $88,442	—	—	—	171,321	171,321

Balances at December 31, 2006	$7,266,554	$8,914,189	$(189,246)	$(177,434)	$15,814,063
Options exercised 5,500 shares	17,600	24,255	—	—	41,855
Net income	—	—	606,566	—	606,566
Change in net unrealized gains (losses) on available-for-sale securities, net of deferred income tax expense of $125,682	—	—	—	244,096	244,096

Balances at December 31, 2007	$7,284,154	$8,938,444	$417,320	$66,662	$16,706,580

See notes to financial statements.

SuffolkFirst Bank

Statements of Cash Flows

	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Cash flows from operating activities
Net income	$606,566	$873,335
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	212,635	184,786
Net amortization (accretion) of investments securities	(36,854)	20,478
Provision for loan losses	110,800	219,341
Loans recovered (charged off)	4,425	(4,250)
Change in operating assets and liabilities
Accrued interest receivable	(456,390)	(84,647)
Deferred tax assets	(21,496)	—
Other assets	(127,671)	238,072
Accrued interest payable	291,905	119,821
Other liabilities	48,653	242,909

Net cash provided by operating activities	632,573	1,809,845

Cash flows from investing activities
Proceeds from maturities and calls of available-for-sale securities	93,193,042	45,279,545
Purchase of available-for-sale securities	(111,350,000)	(49,671,769)
Purchase of federal reserve stock	(9,900)	(18,900)
Purchase of FHLB stock	(1,365,500)	(699,300)
Net increase in loans	(29,447,500)	(12,778,104)
Purchases of bank premises and equipment	(3,805,588)	(1,400,685)

Net cash used in investing activities	(52,785,446)	(19,289,213)

Cash flows from financing activities
Net increase (decrease) in demand deposits and savings accounts	(252,176)	1,000,151
Net increase in time deposits	19,472,958	6,631,247
Net increase in federal funds purchased and borrowed funds	32,545,112	11,338,321
Proceeds from stock options exercised	41,855	—

Net cash provided by financing activities	51,807,749	18,969,719

Net increase (decrease) in cash and cash equivalents	(345,124)	1,490,351
Cash and cash equivalents
Beginning of year	3,813,234	2,322,883

End of year	$3,468,110	$3,813,234

See notes to financial statements.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 1 – Organization

SuffolkFirst Bank (the “Bank”) was incorporated on December 14, 2001, chartered on December 10, 2002, and began banking operations on January 27, 2003. The Bank is a Virginia chartered bank and is engaged in lending and deposit gathering activities in Suffolk, Virginia. Costs associated with the organization of the Bank were offset to stockholders’ equity on January 27, 2003. The Bank operates under the laws of Virginia and the Rules and Regulations of the Federal Reserve System and the Federal Deposit Insurance Corporation. The Bank’s primary location is in Suffolk, Virginia with three branches as of December 31, 2007.

Note 2 – Summary of Significant accounting policies

The accounting and reporting policies of the Bank are in accordance with accounting principles generally accepted in the United States of America and conform to the general practices within the banking industry. The following is a description of the significant accounting and reporting policies the Bank follows in preparing and presenting its financial statements.

Cash and cash equivalents – For purposes of the statements of cash flows, the Bank considers all highly liquid debt instruments with original maturities, or maturities when purchased, of three months or less to be cash equivalents. Cash and cash equivalents include cash, cash due from banks, federal funds sold and short-term debt securities.

Securities - Marketable securities are classified into three categories:

(1)	debt securities that the Bank has the positive intent and ability to hold to maturity are classified as “held-to-maturity securities” and reported at amortized cost. Amortization of premiums and accretion of discounts are adjusted on a basis which approximates the level yield method;

(2)	debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as “trading securities” and reported at fair value, with unrealized gains and losses included in net income; and

(3)	debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as “available-for-sale securities” and reported at fair value, with unrealized gains and losses excluded from net income and reported in a separate component of stockholders’ equity.

The Bank does not engage in trading securities or in held-to-maturity securities. Gains or losses on disposition of securities are based on the net proceeds and adjusted carrying values of the securities called or sold, using the specific identification method.

A decline in the market value of any available-for-sale security below cost that is deemed other than temporary is charged to net income, resulting in the establishment of a new cost basis for the security.

Equity Securities Restricted – Due to the Bank’s membership in the Federal Home Bank (“FHLB”), the Bank is required to hold shares of capital stock in the FHLB in an amount equal to at least 0.20% of the member’s total assets plus 4.5% of the member’s outstanding advances.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 2 – Summary of Significant accounting policies (continued)

As a member of the FRB, the Bank is required to hold shares of FRB capital stock, $100 value, in an amount equal to 6.0% of the Bank’s total common stock and capital surplus.

FHLB stock and FRB stock are carried at cost.

Loans – Loans are carried at their principal amount outstanding. Interest income is recorded as earned on the accrual basis. The Bank uses the allowance method in providing for possible loan losses. The provision for loan losses is based upon management’s estimate of the amount needed to maintain the allowance for loan losses at an adequate level to cover known and inherent risk of loss in the loan portfolio. In determining the provision amount, management gives consideration to current and anticipated economic conditions, the growth and composition of loan portfolio, the relationship of the allowance for loan losses to outstanding loans, and other factors. Loan origination fees net of origination costs, are deferred and recognized as an adjustment to the yield (interest income) of the related loans.

Management believes that the allowance for loan losses is adequate. While management uses the best information available to make evaluations, future adjustments may be necessary if economic and other conditions differ substantially from the assumptions used.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Management considers loans to be impaired when based on current information and events, it is probable that it will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors that influence management’s judgments include, but are not limited to, loan payment pattern, source of repayment, and value of collateral. A loan would not be considered impaired if an insignificant delay in loan payment occurs and management expects to collect all amounts due. The major sources for identification of loans to be evaluated for impairment include past due and non-accrual reports, internally generated lists of certain risk grades, and regulatory reports of examination. Impaired loans are measured using either the discounted expected cash flow method or the value of collateral method. When the ultimate collectibility of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal.

Bank premises, equipment and depreciation – Bank premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets on the straight-line basis. Leasehold improvements are amortized over a term which includes the remaining lease term and probable renewal periods. It is the Banks policy for maintenance and repairs to be charged to expense as incurred and to capitalize major additions and improvements and depreciate the cost of their estimated useful lives as follows:

Building & Improvements	5 to 40 years
Equipment, Furniture & Fixtures	3 to 20 years

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 2 – Summary of significant accounting policies (continued)

Income taxes – The Bank computes its income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amount of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance until it is probable that these tax benefits will be realized. The Company adopted FIN 48 effective January 1, 2007 with no effect to the financial statements.

Comprehensive income – Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS 130) establishes standards for reporting and presentation of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 was issued to address concerns over the practice of reporting elements of comprehensive income directly in equity. In accordance with the provisions of the SFAS 130, the Bank has included in the accompanying financial statements, comprehensive income resulting from such activities. Comprehensive income consists of the net income and net unrealized gains (losses) on securities available-for-sale.

These amounts are reported net of the income tax benefit (expense) less any related allowance for realization. Also, accumulated other comprehensive loss is included as a separate disclosure within the statements of changes in “stockholders” equity in the accompanying financial statements.

Earning per share – Earning per share is computed based on the weighted average number of shares outstanding of 2,273,013 and 2,270,798 for the year ended December 31, 2007 and 2006 (adjusted for the stock split declared on December 21, 2006), respectively.

Advertising – The Bank expenses advertising costs as incurred.

Use of Estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, as well as the amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stock Split – On December 21, 2006 the Bank’s Board of Directors declared an 11-for-10 stock split payable on January 31, 2007 to shareholders of record January 3, 2007. Shareholder received one (1) additional share for each 10 shares held, with fractional shares rounded up.

Stock Options – Pro forma information regarding net income and earnings per share have been determined as if the Bank had accounted for its stock options using the fair value method, as presented on page 38 for the years ended December 31, 2007 and 2006.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 2 – Summary of significant accounting policies (continued)

The following is a summary of the basic and dilutive income per share calculation for the years ended December 31, 2007 and 2006.

	December 31,
	2007	2006
Net Income	$606,566	$873,335
As reported:
Deduct:
total stock-based compensation cost determined under the fair value method	—	—
Add:
Forfeitures & Exercised	30,866	—

Pro Forma	$637,432	$873,335

Basic earnings per share
Diluted earning per share	$0.27	$0.38

Pro Forma	$0.28	$0.38

Basic and diluted earnings per share calculations for the year ended December 31, 2007 and 2006 are based on the weighted average shares outstanding of 2,273,013 and 2,270,798; respectively, adjusted for the 10% (11-for-10) stock split declared December 21, 2006.

No options were granted for the years ended December 31, 2007 and 2006.

Reclassifications – Certain reclassifications were made to the 2006 financial statement presentation in order to conform to the 2007 financial statement presentation. These reclassifications had no effect on net income.

Note 3 – Restrictions of cash

To comply with Federal Reserve regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirements were $477,600 and $433,080 for the week including December 31, 2007 and 2006, respectively.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 4 – Securities

A summary of the securities available for sale at December 31, 2007 follows:

2007	Amortized Costs	Gross Unrealized		Fair Value
		Gains	Losses
Mortgage backed securities	$14,531,954	$92,196	$(161,559)	$14,462,591
Agency obligations	42,863,380	184,100	(23,880)	43,023,600
Corporate Securities	4,558,440	9,785	—	4,568,225

	$61,953,774	$286,081	$(185,439)	$62,054,416

A summary of the securities available for sale at December 31, 2006 follows:

2006	Amortized Costs	Gross Unrealized		Fair Value
		Gains	Losses
Mortgage backed securities	$22,766,110	$48,534	$(306,779)	$22,507,865
Agency obligations	20,993,852	—	(10,767)	20,983,085

	$43,759,962	$48,534	$(317,546)	$43,490,950

The amortized costs and fair values of securities at December 31, 2007, by contractual maturity, are shown below. Expected maturities of mortgage backed securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The Bank does not consider the unrealized losses to be other-than-temporary losses based on volatility of the securities market price involved. The securities have not had more than twelve months of continuous losses. The securities in which there are unrealized losses of $185,439 include individual securities with unrealized losses ranging from $45 to $40,157.

	Available-for-Sale
2007	Amortized Costs	Fair Values
U.S. Govt. Agency obligations:
Due in one year or less	$27,990,485	$27,970,867
Due after one year through five years	—	—
Due after five years through ten years	—	—
Due after ten years	14,872,895	15,052,733

	42,863,380	43,023,600
Mortgage-backed securities	14,531,954	14,462,591
Corporate Securities	4,558,440	4,568,225

Totals	$61,953,774	$62,054,416

There were no realized gains or losses in 2007 or 2006 from the sale of available-for-sale securities.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 4 – Securities (continued)

Securities were pledged as collateral for Federal Home Loan Bank borrowings in 2007 and 2006 also public deposits in 2007. The amortized cost of these securities was $45,912,610 and $30,580,773, and the fair values of these pledged securities were $46,116,081 and $30,532,576 as of December 31, 2007 and 2006, respectively.

Note 5 – Loans and allowance for loan losses

Loans at December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Real estate – residential	$23,421,660	$20,044,221
Commercial loans	78,598,944	53,027,197
Installment and other	2,707,311	2,208,997

Total loans	$104,727,915	$75,280,415
Less allowance for loan losses	(941,820)	(826,595)

Net loans	$103,786,095	$74,453,820

The activity in the allowance for loan losses for 2007 and 2006 is summarized as follows:

	2007	2006
Balance at beginning of period	$826,595	$611,504
Provision charged to operations	110,800	219,341
Loan charge-off	(99)	(4,250)
Loan recoveries	4,524	—

Balance at end of period	$941,820	$826,595

Note 6 – Related Parties

The Bank’s officers, directors and their related interests have various types of loan relationships with the Bank. At December 31, 2007 and 2006, the total of these related party loans were $2,534,008 and $2,344,393. New loans to officers and directors in 2007 and 2006 totaled $1,392,728 and $1,379,143 respectively and repayments in 2007 and 2006 amounted to $1,203,113 and $716,612, respectively. Such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Deposits of officers and directors as of December 31, 2007 and 2006 amounted to $977,098 and $2,571,086, respectively.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 7 – Bank premises, equipment and depreciation

Bank premises and equipment at December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Land	$1,139,500	$1,139,500
Buildings and Improvements	3,922,926	731,450
Equipment, Furniture and Fixtures	1,288,850	726,589
Automobiles	92,600	73,061

	$6,443,876	$2,670,600
Less accumulated depreciation	721,956	541,633

Net property and equipment	$5,721,920	$2,128,967

Depreciation expense for the years ended December 31, 2007 and 2006 was $212,635 and $184,786, respectively. Interest capitalized for the years ended December 31, 2007 and 2006 totaled $54,159 and $4,612, respectively.

Note 8 – Deposits

A summary of deposit accounts at December 31, 2007 and 2006 follows:

	2007	2006
Non-interest-bearing demand deposits	$15,114,499	$15,187,085
Interest-bearing:
Demand	5,259,097	5,731,607
Savings	2,431,289	2,138,369
Time, $100,000 or more	21,861,735	17,664,886
Other time	69,081,530	53,805,421

	$113,748,150	$94,527,368

At December 31, 2007 maturities of time deposits are scheduled as follows:

Year Ending
2008	$74,916,143
2009	7,557,878
2010	7,683,658
2011	615,772
2012	169,814

$90,943,265

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 9 – Income taxes

The Bank had income before income taxes of $919,790 and $866,745 for the years ending December 31, 2007 and 2006, respectively. Income tax expense of $313,224 was recorded in 2007. The balance of the previously unrecognized benefit from operating loss carryovers was recognized in the year ending December 31, 2006 resulting in a net tax benefit of $6,590.

	2007	2006
Income before income tax benefit	$919,790	$866,745

At statutory rates	313,224	294,693
Recognition of loss of benefits	—	(301,283)

Net tax expense (benefit)	$313,224	$(6,590)

Taxes currently payable	$209,124	$139,472
Deferred income taxes	104,100	146,062

	$313,224	$(6,590)

The tax effects of timing differences between taxable income and income for financial reporting purposes result in deferred tax assets and liabilities as presented below:

	2007	2006
Deferred tax assets
Allowance for loan losses	$285,700	$182,062
Organizational and start-up expenses	1,600	21,000
Unrealized losses on securities available-for-sale	—	92,000

Gross deferred tax assets	287,300	295,062

Deferred tax liability
Depreciation	82,900	42,000
Unearned loan costs in expenses of loan fees	21,200	—
Unrealized gains on securities available-for-sale	34,200	—

Gross deferred tax liabilities	138,300	42,000

Net deferred tax asset	$149,000	$253,062

Note 10 – Stock Option Plan

In May, 2003 the stockholders adopted the “2003 Stock Incentive Plan” for directors, officers and employees. The Board of Directors granted options with an exercise price of $7.27 per share, the fair market price on the date of grant. Options totaling 66,825 shares vest immediately upon grant by the Board. On January 22, 2004, the Board granted 1,375 options, immediately vesting upon grant at an exercise price and fair market value of $9.69 per share. On November 18, 2004, the Board of Directors granted options totaling 58,520 shares which were vested immediately upon grant by the Board of Directors. The options were granted at an exercise price of $8.36 on the date of grant which was also the

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 10 – Stock Option Plan (continued)

fair market price on the date of the grant. The stock options for two Directors and one employee were forfeited during 2005 due to their resignation. The stock options for seven individuals were forfeited during 2007 due to their resignations. In addition, one Director exercised options during 2007. Stock options prices and shares are reflective of a 5 for 4 stock split in 2004 and a 11 for 10 stock split in 2006.

These stock splits are reflected in the table below.

	Shares Available for Grant	Shares Vested and Exercisable
Balance at January 27, 2003
Authorized	137,500	—
Granted & Vested	(66,825)	66,825

Balance at December 31, 2003	70,675	66,825

Granted & Vested January 22, 2004	(1,375)	1,375
Granted & Vested November 18, 2004	(58,520)	58,520

Balance at December 31, 2004	10,780	126,720

Expired May 10, 2005	9,020	(9,020)
Expired October 19, 2005	6,270	(6,270)
Expired December 14, 2005	550	(550)
Expired January 15, 2007	274	(274)
Expired May 28, 2007	6,518	(6,518)
Expired July 30, 2007	137	(137)
Expired August 10, 2007	3,520	(3,520)
Expired October 23, 2007	219	(219)
Expired November 30, 2007	219	(219)
Exercise August 10, 2007	—	(5,500)

Balance at December 31, 2007	37,507	94,493

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 10 – Stock Option Plan (continued)

The following summarized information concerning currently outstanding and exercisable options:

	Options Exercisable
Exercise Price	Options Remaining Granted/ Outstanding	Number of Contractual Life (Years)	Options Vested
$7.27	49,226	5.5	49,226
$9.69	1,375	6	1,375
$8.36	43,892	7	43,892

	94,493		94,493

In accordance with SFAS No. 123, Accounting for Stock – Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123, the Bank has adopted the disclosure-only option and elected to apply the provisions of APB No. 25 for financial statement purposes. No stock-based employee compensation cost is reflected in net income for these plans.

Note 11 – 401(k) Plan

The Bank sponsors a 401(k) defined contribution plan. The Bank makes a matching contribution to the plan in the amount of 60% of the first 6% of the elective contributions made by the participants. The Bank’s expense for the years ended December 31, 2007 and 2006 was $36,659 and $34,005 respectively.

Note 12 –Stockholders’ equity

Under Virginia law, no dividend may be declared or paid out of the Virginia charter bank’s paid-in capital. The Bank may be prohibited under Virginia law from the payment of dividends if the Virginia Bureau of Financial Institutions determines that a limitation of dividends is in the public interest and is necessary to ensure the Bank’s financial soundness, and may also permit the payment of dividends not otherwise allowed by Virginia law. The Bank generated start-up losses in 2001 and 2002, and accumulated losses in 2003 and 2004. Although, the Bank had profitable years in 2005 and 2006 the Bank had negative retained earnings of $189,246, and therefore was not permitted under Virginia Banking Laws to pay cash dividends to the holders of its Common Stock. In 2007, the Bank had positive retained earnings of $417,320.

Note 13 – Regulatory matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 13 – Regulatory matters (continued)

practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total capital and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined).

Management believes that the Bank meets all capital adequacy requirements to which it is subject at December 31, 2007 and 2006.

The Bank is considered to be well capitalized under the regulatory definition of a well capitalized bank. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual regulatory capital amounts and ratios for December 31, 2007 and 2006 are also presented in the table below. Dollars are in thousands.

	2007 Actual		For Capital Adequacy Purposes		To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital
(to risk-weighted assets)	$17,581	14.96%	$9,404	>8.0%	$11,755	>10.0%
Tier I capital
(to risk-weighted assets)	$16,639	14.15%	$4,702	>4.0%	$7,053	>6.0%
Tier I capital (leverage)
(to average assets)	$16,639	10.98%	$6,063	>4.0%	$7,579	>5.0%

	2006 Actual		For Capital Adequacy Purposes		To Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total risk-based capital
(to risk-weighted assets)	$16,817	21.01%	$6,404	>8.0%	$8,005	>10.0%
Tier I capital
(to risk-weighted assets)	$15,990	19.97%	$3,202	>4.0%	$4,803	>6.0%
Tier I capital (leverage)
(to average assets)	$15,990	14.20%	$4,054	>4.0%	$5,630	>5.0%

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 14 – Commitments and Contingencies

In the normal course of business, there are outstanding commitments for the extension of credit which are not reflected in the financial statements. These commitments represent no more than the normal lending risk that the Bank commits to its borrowers. If theses commitments are drawn, the Bank will obtain collateral if it is deemed necessary based on management’s credit evaluation of the borrower. Management believes that these commitments can be funded through normal operations.

	2007	2006
Letters of credit	$366,644	$1,210,223

Under non-cancelable leases the Bank leased three banking facilities; one of which ended December 31, 2007 and one ended January 31, 2008. The initial term of the remaining lease is five years with an automatic five–year renewal and with an additional renewal term of ten years.

Rental expenses under operating leases for banking facilities was $101,041 and $97,401 for the years ended December 31, 2007 and 2006, respectively.

The current minimum annual rental commitments under the non-cancelable leases in effect at December 31, 2007 are as follows:

Year ending
2008	$61,500
2009	$71,000
2010	$72,000
2011	$72,000
2012	$72,000

$348,500

Note 15 – Concentration of credit risk

The Bank has a diversified loan portfolio consisting of commercial, real estate and consumer (installment) loans. Substantially all of the Bank’s customers are residents or operate business ventures in its market area consisting primarily of the city of Suffolk, Virginia and surrounding areas. Loans for commercial and business purposes at December 31, 2007 represented $78,598,944, or 75% of total loans, and included various purposes for working capital, equipment, and loans secured by real estate located beyond or within our immediate market which represented 25% of total loans. Therefore, a substantial portion of its debtors’ ability to honor their contracts and the Bank’s ability to realize the value of any underlying collateral, if needed, is influenced by the economic conditions in these market areas.

The Bank maintains a significant portion of its cash balances with one financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2007 and 2006 the Bank had $290,830 and $246,090 respectively of uninsured funds in one financial institution.

Note 16 – Supplemental cash follows information

The Bank paid $4,237,966 and $2,952,274 interest for the years ended December 31, 2007 and 2006. For the years ended December 31, 2007 and 2006, the Bank paid federal income taxes of $292,300 and $-0-, respectively.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 17 – Disclosures about Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instrument, requires the Bank to disclose estimated fair values of its financial instruments.

Cash and Due from Banks and Federal Funds Sold – The carrying amounts are a reasonable estimate of fair value.

Securities – The fair value of securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

Loans – Loans are segregated by type such as commercial, real estate (residential, real estate, and other), loans to individuals and other loans. Each loan category is further segmented into fixed and adjustable rate interest terms. The fair value of loans is not practicable because the Bank has not yet obtained or developed the valuation model necessary to make the estimate. The cost of obtaining an independent evaluation appears excessive.

Federal Funds Purchased and Borrowed Funds – Federal funds purchased are bought and sold daily, while borrowed funds mature at various future dates. Fair values are currently not estimated.

Deposits – The fair value of demand deposits, NOW accounts, and savings deposits is the amount payable on demand. The fair value of fixed maturity time deposits and certificates of deposit is not practicable because the Bank has not yet obtained or developed the valuation model necessary to make the estimate. The cost of obtaining an independent evaluation appears excessive.

Commitments to Extend Credit and Standby Letters of Credit – The only amounts recorded for commitments to extend credit and standby letters of credit are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at December 31, 2007 and 2006, and as such, the related fair values have not been estimated.

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 17 – Disclosures about Fair Value of Financial Instruments (continued)

The carrying amounts and approximate fair values of the Bank’s financial instruments are as follows at December 31, 2007 and 2006:

	2007		2006
	Carrying Amounts	Approximate Fair Values	Carrying Amounts	Approximate Fair Values
Financial Assets:
Cash and cash equivalents	$3,468,110	$3,468,110	$3,813,234	$3,813,234
Securities available-for-sale	62,054,416	62,054,416	43,490,950	43,490,950
Other Investments	2,783,850	2,783,850	1,354,550	1,354,550
Loans, net of unearned income and fees	103,786,095	103,786,095	74,453,820	74,453,820

Total Financial Assets	$172,092,471	$172,092,471	$123,112,554	$123,112,554

Financial Liabilities:
Federal funds purchased and borrowed funds	$47,551,895	$47,551,895	$15,006,783	$15,006,783
Deposits	113,748,150	113,748,150	94,527,368	94,527,368

Total Financial Liabilities	$161,300,045	$161,300,045	$109,534,151	$109,534,151

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets that are not considered financial assets include deferred tax assets and premises and equipment and other real estate owned. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Note 18 – Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which clarifies how companies should measure fair value when companies are required by US GAAP to use a fair value measure for recognition or disclosure. SFAS No. 157 establishes a common definition of fair value, it establishes a framework for measuring fair value in US GAAP, and it expands disclosures about fair value measurements to eliminate differences in current practice that exist in measuring fair value under the existing accounting standards. The definition of fair value in SFAS No. 157 retains the notion of

SuffolkFirst Bank

Notes to Financial Statements

For the Years ended December 31, 2007 and 2006

Note 18 – Recent Accounting Pronouncements (continued)

exchange price; however, it focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), rather than the price that would be paid to acquire the asset or received to assume the liability (an entry price). Under SFAS No. 157, a fair value measure should reflect all of the assumptions that market participants would use in pricing the asset or liability, including assumptions about the risk inherent in a particular valuation technique, the effect of a restriction on the sale or use of an asset, and the risk of nonperformance. To increase consistency and comparability in fair value measures, SFAS No. 157 establishes a three-level fair value hierarchy to prioritize the inputs used in valuation techniques between observable inputs that reflect quoted prices in active markets, inputs other than quoted prices with observable market data, and unobservable data (a company’s own data ). SFAS No. 157 requires disclosures detailing (1) the extent to which company’s measure assets and liabilities at fair value, (2) the methods and assumptions used to measure fair value, and (3) the effect of fair value measurements on earnings. In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits companies to elect on an instrument-by-instrument basis to fair value certain financial assets and financial liabilities with changes in fair value recognized in earnings as they occur. The election to fair value a financial asset or financial liability is generally irrevocable. These Statements are effective January 1, 2008 for calendar year companies.

In December 2007, the FASB issued SFAS No 141 (revised 2007) – Business Combinations (“Statement 141R”), Statement 141 R significantly changes the way companies account for business combinations and will generally require more assets acquired and liabilities assumed to be measured at their acquisition-date fair value. Under Statement 141R, legal fees and other transaction-related costs are expensed as incurred and are no longer included in goodwill as a cost of acquiring the business. Statement 141R also requires, among other things, acquirers to estimate the acquisition-date fair value of any contingent consideration and to recognize any subsequent changes in the fair value of contingent consideration in earnings. In addition, restructuring costs the acquirer expected, but was not obligated to incur, will be recognized separately from the business acquisition. This accounting standard is effective for fiscal years beginning on or after December 15, 2008. The Company is currently evaluating the impact of Statement 141R on its financial statements.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FAS 109 “Accounting for Income Taxes.” FIN 48 provides a single model to address accounting for uncertainty in tax positions by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006 and the cumulative effect of adopting FIN 48 is to be recorded in equity. The Company adopted FIN 48 effective January 1, 2007 but with no material impact to the financial statement.

Item 8.	Changes in and disagreements with Accountants on Accounting and Financial Disclosure

None

Item 8A.	Controls and Procedures

Disclosure Controls and Procedures. We maintain a system of disclosure controls and procedures that is designed to ensure that material information is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. As required, management, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective to ensure that information required to be disclosed in reports that we file or submit pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that our disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Bank to disclose material information otherwise required to be set forth in our periodic reports.

Management’s Report on Internal Control over Financial Reporting. Our management is also responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. The Bank’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

Management assessed the effectiveness of the Bank’s internal control over financial reporting as of December 31, 2007. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework. Based on this assessment, our management concluded that, as of December 31, 2007, the Bank’s internal control over financial reporting was effective based on those criteria.

This annual report does not include an attestation report of the Bank’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Bank’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission (SEC) that permit the Bank to provide only management’s assessment in this annual report.

Changes in Internal Controls. No changes in our internal control over financial reporting occurred during the quarter ended December 31, 2007 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 8B.	Other Information

None

PART III

Except as otherwise indicated, information called for by the following items under Part III is contained in the Proxy Statement for the Bank’s 2007 Annual Meeting of Shareholders (“Proxy Statement”) to be held on May 8, 2008.

Item 9.	Directors, Executive Officers, Promoters and Control Persons: Compliance with Section 16(a) of the Exchange Act.

The information with respect to the directors of the Bank and the Bank’s audit committee is set forth under the captions “Election of Directors,” “The Board of Directors” and “Audit Committee – Report of the Audit Committee – Report of the Audit Committee” in the Proxy Statement and is incorporated herein by reference. The information regarding the Section 16(a) reporting requirements of the Bank’s directors and executive officers is set forth under the caption “Section 16(a) Beneficial Ownership reporting compliance” in the Proxy Statement and is incorporated herein by reference. Information concerning the Bank’s executive officers is included in Part I of this Form 10-KSB under the caption “Executive Officers of the Registrant.”

The Bank has adopted a Code of Ethics that applies to its directors, executives and employees. The Bank’s Code of Ethics is available on the Bank’s website at www.suffolkfirstbanks.com under “Code of Business Conduct and Ethics” and was filed as Exhibit 14 to the Bank’s Form 10-KSB for the year ended December 31, 2003 and was amended as of February 17, 2006.

The Bank intends to satisfy the disclosure requirements of Form 8-K with respect to waivers of or amendments to the Code of Business Conduct and Ethics with respect to certain officers of the Bank by posting such disclosures on its website under “About Us – Code of Business Conduct and Ethics.” The Bank may, however, elect to disclose any such amendment or waiver in a report on Form 8-K filed with the Federal Reserve Board either in addition to or in lieu of the website disclosure.

Item 10.	Executive Compensation.

Information regarding executive compensation is set forth under the caption “Executive Compensation” in the Proxy Statement and is incorporated herein by reference. The information regarding director compensation is set forth under the caption “Directors’ Compensation” in the Proxy Statement and is incorporated herein by reference.

Item 11.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Information regarding security ownership of certain beneficial owners and management is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement and is incorporated herein by reference.

The following table on page 52 sets forth information as of December 31, 2007 with respect to certain compensation plans under which equity securities of the Bank are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	94,493	7.82	37,507	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	94,493	7.82	37,507	(1)

(1)	These shares are available to be granted in the form of options under the Bank’s 2003 Stock Incentive Plan.

Item 12.	Certain Relationships and Related Transactions.

Information regarding certain relationships and related transactions is set forth under “Interests of Management in Certain Transactions” in the Proxy Statement and is incorporated herein by reference.

Item 13.	Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation of SuffolkFirst Bank, dated December 14, 2001 (incorporated herein by reference to Exhibit 2.1 to the Form 10-KSB filed April 23, 2004)

3.1.1	Articles of Amendment of Articles of Incorporation of SuffolkFirst Bank, dated October 2, 2002 (incorporated herein by reference to Exhibit 2.2 to the Form 10-KSB filed April 23, 2004)

3.1.2	Articles of Amendment of Articles of Incorporation of SuffolkFirst Bank, dated March 6, 2004 (incorporated herein by reference to Exhibit 2.3 to the Form 10-KSB filed April 23, 2004)

3.2	Bylaws (incorporated herein by reference to Exhibit 2.4 to the Form 10-KSB filed April 23, 2004)

10.1*	Director Compensation

10.2*	Base Salary for Named Executive Officer

10.3*	2003 Stock Incentive Plan (incorporated herein by reference to Exhibit 6.5 to Form 10-SB filed April 23, 2004)

10.4*	Form of Director Stock Option Agreement (incorporated herein by reference to Exhibit 6.3 to Form 10-SB filed April 23, 2004)

10.5*	Form of Employee Stock Option Agreement (incorporated herein by reference to Exhibit 6.4 to Form 10-SB filed April 23, 2004)

10.6*	Employment Agreement of Mr. Darrell G. Swanigan (incorporated herein by reference to Exhibit 6.1 to Form 10-SB filed April 23, 2004)

10.7*	Employment Agreement of Keith B. Hawkins (incorporated herein by reference to Exhibit 99.4 to Form 8K filed January 17, 2008)

10.9	Lease for Plaza Branch, 1000 N. Main Street, Suffolk, Virginia 23434, dated October 7, 2003 (incorporated herein by reference to Exhibit 6.7 to Form 10-SB filed April 23, 2004)

10.10	Remote Data Processing Agreement between SuffolkFirst Bank and SBS Data Services Inc. dated September 19, 2002 (incorporated herein by reference to Exhibit 6.8 to Form 10-SB filed April 23, 2004)

10.11	Loan Officer Incentive Bonus Plan (incorporated herein by reference to Exhibit 99.5 to Form 8K filed March 26, 2008)

14	Code of Business conduct and Ethics

31.1	Certification of CEO pursuant to Rule 13a-14(a)

31.2	Certification of CFO pursuant to Rule 13a-14(a)

32	CEO/CFO Certification pursuant to 18 U.S.C § 1350

*	Denotes management contract.

Item 14.	Principal Accountant Fees and Services

Information regarding principal accountant fees and service is set forth under “Principal Accountant Fees” and “Audit Committee Pre-Approval Policy” in the Proxy Statement, and is incorporated herein by reference.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUFFOLKFIRST BANK
(Registrant)

March 28, 2008	/s/ Darrell G. Swanigan
Date	Darrell G. Swanigan
President and Chief Executive Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darrell G. Swanigan Darrell G. Swanigan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2008

/s/ Robert E. Clary Robert E. Clary, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2008

/s/ Larry L. Felton Larry L. Felton	Director	March 28, 2008

/s/ Peter C. Jackson Peter C. Jackson	Director	March 28, 2008

/s/ Jonie N. Mansfield Jonie N. Mansfield	Director	March 28, 2008

/s/ Robert M. Moore, Jr. Robert M. Moore, Jr., CPA	Director	March 28, 2008

/s/ James E. Turner, Jr. James E. Turner, Jr.	Director	March 28, 2008

/s/ Clinton L. Varner Clinton L. Varner	Director	March 28, 2008

/s/ Jack W. Webb, Jr. Jack W. Webb, Jr.	Director	March 28, 2008

/s/ Clay K. White Clay K. White	Director	March 28, 2008

Exhibit 10.1

DIRECTOR COMPENSATION

In 2007, the Board of Directors received monthly compensation for attendance of Board Meetings. Previously there was no monthly compensation. However, at the discretion of the Board of Directors, non-employee Directors are eligible to receive stock option awards under the “2003 Stock Incentive Plan” for officers and employees.

Exhibit 10.2

BASE SALARY FOR NAMED EXECUTIVE OFFICER

Darrell G. Swanigan, President and Chief Executive Officer and James R. A. Stanley, Jr., Executive Vice President and Senior Loan Officer are the Bank’s only named Executive Officer’s. Mr. Swanigan current base salary is $162,000 effective January 1, 2008; Mr. Stanley, Jr. current base salary is $135,000 effective April 1, 2008.

Exhibit 14

CODE OF BUSINESS CONDUCT AND ETHICS

I. PURPOSE

This Code of Business conduct and Ethics (this “Code”) provides a general statement of the expectation of SuffolkFirst Bank (the “Bank”) regarding the ethical standards that each director, officer and employee should adhere to while acting on behalf of the Bank. Each director, officer and employee is expected to read and become familiar with the ethical standards described in this Code and may be required, from time to time, to affirm his or her agreement to adhere to such standards by signing the Compliance Certificate that appears at the end of this Code.

II. ADMINISTRATION

The Bank’s Board of Directors is responsible for setting the standards of business conduct contained in this Code and updating theses standards as it deems appropriate to reflect changes in the legal and regulatory framework applicable to the Bank, the business practices with the banking industry, the Bank’s own business practices, and the prevailing ethical standards of the community in which the Bank operates. While the Bank’s Chief Executive Officer will oversee the procedures designed to implement this Code to ensure that they are operating effectively, it is the individual responsibility of each director, officer and employee of the Bank to comply with this Code.

III. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Bank will comply with all laws and governmental regulations that are applicable to the Bank’s activities and expects that all directors, officers and employees acting on behalf of he Bank will obey all laws applicable to them. Specifically, the Bank is committed to:

1.	Maintaining a safe and healthy work environment;

2.	Promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex or other factors that are unrelated to the Bank’s business interests;

3.	Supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices;

4.	Conducting its activities in full compliance with all applicable environmental laws;

5.	Keeping the political activities of the Bank’s directors, officers and employees separate from the Bank’s business;

6.	Prohibiting any illegal payments to any government officials or political party of any country; and

7.	Complying with all applicable state and federal securities and banking laws and regulations.

Directors, officers and employees are prohibited from trading in the Bank’s securities while in possession of material, nonpublic (“inside”) information about the Bank. The Bank’s other policy or policies prohibiting insider trading and related restrictions on trading are deemed a part of this Code. It is the Company’s goal to protect shareholder investments through strict enforcement of the prohibition against insider trading set forth in federal securities laws and regulations. No director may buy or sell securities of the Company at a time when in possession of “material non-public information” (except for trades made pursuant to certain pre-existing trading plans established in compliance with applicable law). Passing such information to someone who may buy or sell securities is also prohibited. The prohibition on insider trading applies to the Company’s securities and to securities of other companies if the director learns of material nonpublic information about those other companies in the course of his or her duties for the Company. This prohibition also extends to certain non-employees and non-directors of the Company, such as related persons and close friends of directors, who may learn of “material non-public information” about the Company. Insider trading is both unethical and illegal.

Directors receive a memorandum quarterly, and more frequently as necessary, outlining when trading in the Company’s securities is permitted.

IV. CONFLICTS OF INTEREST, CORPORATE OPPORTUNITIES

It is inappropriate for a director, officer or employee to have an outside interest with any competitor, customer, or supplier that might in any way affect the individual’s objectivity, influence the way in which the Bank does business, or constitute a conflict of interest. It is recognized that from time to time it may be in the Bank’s best interest to have a director, officer, or employee serve as a director or have some other relationship with a competitor, customer or supplier. Such relationships will be considered on the individual merits, and should in all cases be disclosed to the Bank’s Chief Executive Officer or the Bank’s Chief Financial Officer prior to their being entered into.

It is permissible for directors, officers and employees to own securities in publicly held corporations that are customers, competitors or suppliers, when such an interest is not material in terms of the total outstanding stock or securities of such a corporation, or the individual’s net worth.

Directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interest and the Bank’s interest.

In Particular, no officer or employee shall be a consultant to, or a director, officer or employee of, or otherwise operate an outside business:

1.	That markets products or services in competition with the Bank’s current or potential products and services;

2.	That supplies products or services to the Bank; or

3.	That purchases products or services form the Bank.

No director, officer or employee shall:

1.	Seek or accept any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms or in the ordinary course of their respective businesses;

2.	Be a consultant to, or a director, officer or employee of, or otherwise operate an outside business if the demands of the outside business would interfere with the director’s, officer’s or employee’s responsibilities with the Bank;

3.	Accept any personal loan or guarantee of obligations from the Bank except to the extent such arrangements are legally permissible;

4.	Conduct business on behalf of the Bank with immediate family members (including spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives; or

5.	Use the Bank’s property, information or position for personal gain.

The appearance of a conflict of interest may exist if an immediate family member of a director, officer or employee of the Bank is a consultant to, or a director, officer or employee of, or has a significant financial interest in, a competitor, supplier or customer of the Bank, or otherwise does business with the Bank. Conflicts of interest may not always be clear. If you have a question, directors, and officers should consult with the Bank’s chief Executive Officer, and employees should consult with the Bank’s Chief Financial Officer.

Directors, officers, and non officer employees shall notify the Bank’s Chief Executive Officer or the Chairman of the Governance/Nominating/compensation committee of the existence of any actual or potential conflict of interest.

V. CONFIDENTIALITY: PROTECTION AND PROPER USE OF ASSETS

Directors, officers and employees shall maintain the confidentiality of all information entrusted to tem by the Bank or its suppliers, customers or other business partners, except when disclosure is authorized by the Bank or is legally required.

Confidential information includes (1) information marked “Confidential,” “Private,” “For internal Use Only,” or with similar legends, (2) technical or scientific information relating to current and future products, services or research, (3) business or marketing plans or projections, (4) earnings and other internal financial data, (5) personnel information, (6) supply and customer lists and (7) other non-public information that , if disclosed, might be of use to the Bank’s competitors, or harmful to the Bank or its suppliers, customers or other business partners.

To avoid inadvertent disclosure of confidential information, directors, officers and employees shall not discuss confidential information with or in the presence of any unauthorized persons, including family members and friends.

Directors, officers and employees are personally responsible for protecting those assets that are entrusted to them and for helping protect the Bank’s assets in general.

Directors, officers and employees shall use the Bank’s assets for legitimate business purposes only.

VI. FAIR DEALING

The Bank is committed to promoting the values of honesty, integrity and fairness in the conduct of their business and sustaining a work environment that fosters mutual respect, openness and individual integrity. Directors, officers and employees are expected to deal honestly and fairly with customers, suppliers, competitors and other third parties. To this end, directors, officers and employees shall not:

1.	Make false or misleading statements to customers, suppliers or other third parties;

2.	make false or misleading statements about competitors;

3.	Solicit or accept from any person that does business with the Bank, or offer or extend to any such person,

a.	cash of any amount; or

b.	Gifts, gratuities, meals or entertainment that could influence or reasonable give the appearance of influencing the Bank’s business relationship with that person or go beyond common courtesies usually associated with accepted business practice.

4.	Solicit or accept any fee, commission or other compensation for referring customers to third-party vendors; or

5.	Otherwise take unfair advantage of customers or suppliers, or other third parties, through manipulation, concealment, and abuse of privileged information or any other unfair-dealing practice.

VII. ACCURATE AND TIMELY PERIODIC REPORTS

The Bank is committed to providing investors with full, fair, accurate, timely and understandable disclosure in the periodic reports that it is required to file. To this end, the Bank shall:

1.	Comply with generally accepted accounting principles at all times;

2.	Maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

3.	Maintain books and records that accurately and fairly reflect the Bank’s transactions;

4.	Prohibit the establishment of any undisclosed or unrecorded funds or assets;

5.	Maintain a system of internal controls that will provide reasonable assurances to management that material information about the Bank is made known to management, particularly during the periods in which periodic reports are being prepared; and

6.	Present information in a clear and orderly manner in periodic reports.

VIII. REPORTING AND EFFECT OF VIOLATIONS

Directors and officers shall report, in person or in writing, any known or suspected violations of laws, Governmental regulations or this Code to the Bank’s Chief Executive Officer. Employees who are not directors or officers shall report such violations to the Bank’s Chief Financial Officer. The Bank will not allow any retaliation against a director, officer or employee who acts in good faith in reporting such violation.

The Bank will investigate any reported violations and will oversee an appropriate response, including corrective action and preventative measures. Directors, officers and employees who violate any laws, governmental regulations or this Code will face appropriate, case-specific disciplinary action, which may include termination.

IX. WAIVERS

The provisions of this Code may be waived for directors or executive officers only by a resolution of the Bank’s Board of Directors, as applicable. The provisions of this Code may be waived for employees who are not directors or executive officers by the Bank’s Chief Executive Officer. Any waiver of this Code granted to a director or executive officer will be publicly disclosed as required by the securities exchange or association on which the Bank’s securities are listed for trading. Any change in the waiver of the Code for the Bank’s Chief Executive Officer, Chief Financial Officer, Controller or other persons performing similar functions will be publicly disclosed as required by the Securities and Exchange Commission.

As adopted by the Board of Directors: June 28, 2004

Amended by the Board of Directors: February 17, 2006

Amended by the Board of Directors: March 20, 2008

Exhibit 31.1

CERTIFICATIONS

I, Darrell G. Swanigan, certify that:

1.	I have reviewed this annual report on Form 10-KSB of SuffolkFirst Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

March 28, 2008	/s/ Darrell G. Swanigan
Date	Darrell G. Swanigan
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATIONS

I, Robert E. Clary, certify that:

1.	I have reviewed this annual report on Form 10-KSB of SuffolkFirst Bank;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

March 28, 2008	/s/ Robert E. Clary
Date	Robert E. Clary, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32

CEO/CFO Certification Pursuant to § 906 of the

Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of SuffolkFirst Bank, respectively, certify that to the best of their knowledge and belief the Annual Report on Form 10-KSB for the period ended December 31, 2007, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934, and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of SuffolkFirst Bank at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

March 28, 2008	/s/ Darrell G. Swanigan
Date	Darrell G. Swanigan
President, Chief Executive
(Principal Executive Officer)

March 28, 2008	/s/ Robert E. Clary
Date	Robert E. Clary, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)